                                                                    EXHIBIT 4.17

                            ASSET PURCHASE AGREEMENT

                                  by and among

                        IFCO SYSTEMS NORTH AMERICA, INC.,

                    CERTAIN OF ITS WHOLLY OWNED SUBSIDIARIES,

                                       and

                                 PALLETONE, INC.

                        WHITE OAK CAPITAL PARTNERS, L.P.
                           d/b/a THE WHITE OAK COMPANY

                          Dated as of September 6, 2001

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of
                                              ---------
September 6, 2001, by and among PalletOne, Inc., a Delaware corporation ("PalletOne"), White Oak Capital Partners, L.P., a Texas limited partnership
  ---------
doing business as The White Oak Company ("White Oak"), IFCO Systems North
                                          ---------
America, Inc., a Delaware corporation ("IFCO NA"), and the wholly owned
                                        -------
subsidiaries of IFCO NA whose names appear on the signature pages of this Agreement (the "Subsidiaries"). PalletOne and White Oak are collectively
                ------------
referred to herein as "Buyer." The Subsidiaries, together with IFCO NA, are
                       -----
collectively referred to herein as "Seller."
                                    ------

         WHEREAS, the Subsidiaries are in the business of manufacturing and marketing new pallets, recycling pallets (only conducted by certain Subsidiaries) and conducting lumber milling operations; and

         WHEREAS, Seller desires to sell to Buyer the assets owned by Seller and used exclusively in the operation of the Business (as defined herein), and Buyer desires to purchase such assets and assume certain liabilities of Seller, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      Definitions.  Capitalized terms used in this Agreement shall
                  -----------
have the following meanings:

         "Affiliate" of, or "Affiliated" with, a specified person or entity
          ---------          ----------
means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity, as result of equity ownership or the contractual right to control the board of directors (or if the entity is not a corporation, the equivalent governing body).

         "Agreement" has the meaning set forth in the first paragraph of this
          ---------
Agreement.

         "Assets" has the meaning set forth in Section 2.1.
          ------                               -----------

         "Assumed Liabilities" has the meaning set forth in Section 2.3.
          -------------------                               -----------

         "Business" means the manufacture and distribution of new wooden
          --------
pallets, the recycling of wooden pallets, including used pallet retrieval, repair, remanufacture, and secondary marketing, lumber milling operations, and the processing and marketing of various wood-based by-products derived from pallet recycling operations, in each case to the extent such operations are currently conducted by the Subsidiaries at the Facilities, and any other activities currently conducted by the Subsidiaries at the Facilities.

         "Closing" has the meaning set forth in Section 2.9.
          -------                               -----------

         "Closing Date" has the meaning set forth in Section 2.9.
          ------------                               -----------

         "Code" has the meaning set forth in Section 2.2(g).
          ----                               --------------

         "Competitive Business of Buyer" means the business of manufacturing,
          -----------------------------
marketing, and distributing pallets constructed of new lumber, and selling new lumber.

         "Competitive Business of Seller" means, collectively, the businesses of
          -------------------------------------
(a) manufacturing, recycling, repairing, remanufacturing shipping crates, (b) leasing, cleaning and recycling reusable plastic shipping containers, (c) sales of new steel and plastic drums and industrial bulk containers, (d) reconditioning and recycling steel and plastic drums and industrial bulk containers, (e) recycling, repairing, remanufacturing pallets, using used and/or new components, (f) used pallet retrieval, sales and distribution, (g) back dock management services, (h) pallet handling services, (i) sales of new, used, recycled and/or remanufactured pallets to National or Regional Accounts, directly or through brokered third party transactions, (j) marketing, transportation, management and/or distribution services relating to any of the foregoing, and (k) logistics and/or tracking systems or services relating to any of the foregoing.

         "Contracts" has the meaning set forth in Section 2.1(c).
          ---------

         "Core Retrieval Facilities" means the Facilities in Butner, North
          -------------------------
Carolina, Mocksville, North Carolina, Siler City, North Carolina, New London, Wisconsin and Waterloo, Wisconsin.

         "DOJ" means the United States Department of Justice.
          ---

         "Encumbrances" means all liens, encumbrances, mortgages, pledges,
          ------------
security interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

         "Environmental Liabilities" means any cost, damages, expense,
          -------------------------
liability, obligation, or other responsibility (including investigative, consulting and attorney fees and expenses) arising from or under Environmental Laws and consisting of or relating to:

                  (a) any environmental matters or conditions (including on-site or off-site contamination, personal injury, property damage or nuisance, and regulation of chemical substances, wastes or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law;

                  (c) financial responsibility under Environmental Laws for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Laws (whether or not
           -------
         such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages;

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Laws; or

                  (e) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller or any other Person for whose conduct Seller or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Business prior to the Closing Date, or from any Hazardous Substance that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities or any other property in which Seller had an interest (or present or suspected to be present on any other property, if such Hazardous Substance emanated or allegedly emanated from any of the Facilities or any other property in which Seller had an interest and was present or suspected to be present on any of the Facilities or any other property in which Seller had an interest on or prior to the Closing Date) or (ii) released or allegedly released into the environment by Seller or any other Person for whose conduct Seller is or may be held responsible, at any time on or prior to the Closing Date.

                  The terms "removal," "remedial," and "response action," include the types of activities covered by or defined in the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
(S) 9601 et seq., as amended ("CERCLA").
                               ------

         "Environmental Laws" means any Law or agreement with any Governmental
          ------------------
Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or

(b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) CERCLA, the
          -----------------
Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any substance.

         "Equipment" has the meaning set forth in Section 2.1(e).
          ---------                               --------------

         "Equipment Leases" means all leases, installment sale contracts or the
          ----------------
like, for Equipment.

         "ERISA" has the meaning set forth in Section 2.2(g).
          -----                               --------------

         "ERISA Affiliate" has the meaning set forth in Section 2.2(f).
          ---------------                               --------------

         "Excluded Assets" has the meaning set forth in Section 2.2.
          ---------------                               -----------

         "Facility" or "Facilities" means the facility or facilities (as the
          --------      ----------
context requires) owned or leased by Seller located at the addresses set forth on Schedule 3.4(a) and Schedule 3.4(b).
   ---------------     ---------------

         "Financial Statements" has the meaning set forth in Section 3.3.
          --------------------                               -----------

         "Fixtures and Improvements" means all estates, rights, titles and
          -------------------------
interests of Seller in and to all plants, factories, warehouses, storage facilities, laboratories, buildings, works, structures, fixtures, signage, landings, construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Real Property.

         "GAAP" means United States generally accepted accounting principles
          ----
applied on a basis consistent with preceding years and throughout the periods involved.

         "Governmental Authority" means any federal, state or local government
          ----------------------
or governmental authority, agency, board, bureau or commission having jurisdiction over the Business.

         "Hazardous Activity" means the distribution, generation, handling,
          ------------------
importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, disposal or use (including any withdrawal or other use of groundwater) of Hazardous

Substances or equipment containing Hazardous Substances in, on, under, about, or from the Facilities or any part thereof into the environment.

         "Hazardous Substances" means any pollutants, toxic substances,
          --------------------
hazardous wastes or hazardous substances defined in or regulated under any applicable Environmental Law, including, without limitation, asbestos or asbestos containing material, and polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of
          -------
1976, as amended.

         "IFCO" means IFCO Systems N.V., a public limited liability company
          ----
incorporated under the laws of the Netherlands and the ultimate parent corporation of Seller.

         "IFCO NA" means IFCO Systems North America, Inc., a Delaware
          -------
corporation and the parent corporation of the Subsidiaries.

         "Indemnified Party" has the meaning set forth in Section 9.3.
          -----------------                               -----------

         "Indemnifying Party" has the meaning set forth in Section 9.3.
          ------------------                               -----------

         "Inventory" means all inventories located at the Facilities or held by
          ---------
any third party for delivery to the Facilities, including raw materials, supplies, spare parts, finished goods, and goods in process of any Subsidiary and relating exclusively to the Business.

         "Knowledge" means the following: Seller will be deemed to have
          ---------
"knowledge" of a fact or other matter only if any of the following persons has or had actual awareness of such fact or other matter: Dan Helmick, Ed Rhyne, Michael Nimtsch, Steve Jones or Jim Griffin.

         "Law" means any applicable federal, state, local or foreign statute,
          ---
law, ordinance, code, regulation or rules of common law now in effect, use or occupancy restriction or limitation, covenant of record, or zoning or building law, code or ordinance.

         "Leases" means the real property leases and subleases for the
          ------
Facilities.

         "Loss" or "Losses" means all liabilities, losses, claims, damages,
          ----      ------
actions, suits, proceedings, demands, assessments, adjustments, fees, costs and expenses (including reasonable attorneys' fees).

         "Material Contracts" has the meaning set forth in Section 3.5(c).
          ------------------                               --------------

         "National and Regional Account" or "National or Regional Account" means
          ---------------------------------------------------------------
those accounts requiring service and/or supply at multiple locations nationally or regionally, and that Seller is marketing in good faith as a national or regional single-sourced account.

         "Nonpayment Notice" has the meaning set forth in Section 10.5.2(b).
          -----------------                               -----------------

          "Owned Real Property" has the meaning set forth in Section 3.4(a).
           -------------------                               --------------

         "Party" or "Parties" means either Buyer or Seller or both of them, as
          -----      -------
the context requires.

         "Permits" has the meaning set forth in Section 3.6.
          -------                               -----------

         "Permitted Encumbrances" means (i) Encumbrances brought about solely as
          ----------------------
a result of the Assumed Liabilities, (ii) Encumbrances for Taxes not yet due and payable, (iii) Encumbrances arising or imposed by Law in the ordinary course of business (including Encumbrances for obligations not yet due to laborers, materialmen and the like) that do not detract from the value of the Assets or interfere with Seller's use thereof in the operation of the Business, (iv) all leases for real or personal property constituting a part of the Assets, and (v) all exceptions to title set forth in the final policies of title insurance contemplated by Section 7.2(q); provided, however, that Permitted Encumbrances
                --------------  --------  -------
shall not include any liens in connection with funded indebtedness from a syndicate of banks led by Bank One, N.A.

         "Person" means any individual, corporation (including any non-profit
          ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "Plan" has the meaning set forth in Section 2.2(f).
          ----                               --------------

         "Purchase Price" has the meaning set forth in Section 2.5.
          --------------                               -----------

         "Real Property" has the meaning set forth in Section 2.1(d).
          -------------                               --------------

         "Recycling Facilities" means the Facilities located in the following
          --------------------
cities:

         a.       Butner, North Carolina,
         b.       Siler City, North Carolina,
         c.       Mocksville, North Carolina,
         d.       New London, Wisconsin, and
         e.       Waterloo, Wisconsin.

         "Released Employees" has the meaning set forth in Section 7.2(r).
          ------------------                               --------------

         "Schedules" means the disclosure schedules referenced herein and
          ---------
attached to and made part of this Agreement, as amended from time to time pursuant to the terms hereof.

         "Seller Commission" has the meaning set forth in Section 10.5.1.
          -----------------                               --------------

         "Taxes" means all taxes, charges, fees, levies or other assessments
          -----
including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by any Governmental Authority, plus any interest, fines, penalties or additional amounts attributable thereto.

         "Third Person" has the meaning set forth in Section 9.3.
          ------------                               -----------

         "Transferred Employees" has the meaning set forth in Section 6.1.
          ---------------------                               -----------

         "Transferred Real Estate" has the meaning set forth in Section 5.10.
          -----------------------                               ------------

         "Vehicles" has the meaning set forth in Section 2.1(p).
          --------                               --------------

         "WARN Act" means the Worker Adjustment and Retraining Notification Act
          --------
of 1988.

         1.2   Interpretation.  For all purposes of this Agreement, except as
               --------------
otherwise expressly provided or unless the context otherwise requires:

         (a)   the terms defined in Section 1.1 and elsewhere in this Agreement
                                    -----------
               include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

         (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                             THE PLAN OF ACQUISITION

         2.1   The Acquisition of the Assets. Upon the terms and subject to the
               -----------------------------
conditions of this Agreement, at the Closing, the Subsidiaries will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from the Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances), the following assets (collectively, the "Assets"):
                                                        ------

         (a) all of Seller's accounts and notes receivable to the extent relating exclusively to the Business;

         (b)   the Inventory;

         (c) the right, title and interest of the Subsidiaries in the contracts and agreements exclusively in respect of the Business (the "Contracts");
                     ---------

         (d) fee or leasehold title to all real property, owned or leased by any Subsidiary and used exclusively in the Business, together with all improvements, buildings and fixtures located thereon or therein and all rights and appurtenances pertaining thereto (collectively, the "Real Property");
                                   -------------

         (e) the furniture, fixtures, office equipment, equipment and machinery (other than Vehicles) used exclusively in the Business (the "Equipment");
                     ---------

         (f) all of the books, records, papers and instruments located at the Facilities, and electronic copies of financial, accounting, and personnel information exclusively relating to the Facilities which are currently located at IFCO NA's headquarters in Houston, Texas;

         (g)   [Intentionally omitted.]

         (h) customer lists and sales contacts to the extent relating exclusively to the Business;

         (i)   [Intentionally omitted.]

         (j) (X) all computer hardware, equipment and software owned, leased or licensed (i) by or to any Subsidiary and used exclusively in the Business, (ii) by or to Seller and used exclusively in the Business or (iii) otherwise listed on Schedule 2.1(j), and (Y),
                                                     ---------------
               all computer printouts, databases and related items relating exclusively to the Business;

         (k) all telephone numbers and fax numbers utilized exclusively in the Business;

         (l) all leases of every kind relating to the Assets located at the Facilities or relating exclusively to the Business, including, but not limited to, leases for office equipment, machinery, automobiles, tractors, trailers, forklifts and loaders but specifically excluding all Master Lease Agreements (that is, a lease agreement where Vehicles are leased by IFCO NA and then subleased or used by one of the Subsidiaries) to the extent relating to any of the foregoing that are not used exclusively in the Business;

         (m)   [Intentionally omitted.]

         (n) all deposits with third parties to the extent relating to the Assets, the Facilities or the Business;

         (o) all of Seller's right, title and interest in and to the following names (and all variations thereof), all trademarks and logos related thereto, and all stationary, forms, labels, brochures, advertising materials and similar items bearing any of the foregoing:

                    Ridge Pallets
                    Sheffield Lumber and Pallet
                    Bonfield Mills
                    New London Pallet
                    Southern Pallet
                    Shipshewana Pallet
                    Duckert Pallet
                    Isaacson Lumber

               Such names (and all variations thereof) are referred to as the "Transferred Business Names."
                --------------------------

         (p) all vehicles and rolling stock used exclusively in the Business (including, without limitation, tractors, trailers, forklifts and loaders) (collectively, the "Vehicles"); and
                                            --------

         (q) all of the assets and properties, tangible and intangible, real, personal or mixed, of and pertaining to and used exclusively in the Business, wherever located, whether known or unknown, and whether or not on the books and records of the Business, including by way of example but not of limitation: (A) all of the assets and properties included in the Financial Statements (subject to changes in the ordinary course of business since the date of the latest of the Financial Statements); (B) all of Seller's right, title and interest under all outstanding contracts, agreements, licenses, leases and similar documents pertaining exclusively to the Assets located at the Facilities or relating exclusively to the Business; and (C) all of Seller's trademarks, trade names, patents, copyrights, know-how, trade secrets and applications related exclusively to the Business and all of Seller's other proprietary and intangible rights relating to and used exclusively in the Business, and the business and goodwill of the Business as a going concern.

         2.2   Excluded Assets. It is expressly understood and agreed that the
               ---------------
Assets shall not include, Buyer shall not purchase and Seller shall not sell or transfer to Buyer, the following assets of Seller (collectively, the "Excluded
                                                                      --------
Assets"):
------

         (a)   cash and cash equivalents;

         (b) the names "Palex," "IFCO" and "IFCO Systems" and all variations thereof, all trademarks and logos related thereto and all stationery, forms, labels, brochures, advertising materials and similar items bearing any of the foregoing;

         (c) all commitments, contracts, leases, capital leases, notes and agreements between the Subsidiaries (on the one hand) and IFCO NA and its Affiliates other than the Subsidiaries (on the other hand), other than with respect to purchases or sales of Inventory;

         (d)   subject to Section 2.1(j), all computer hardware and software
                          --------------
               owned and licensed by IFCO, IFCO NA or any of their Affiliates (other than the Subsidiaries), except for such computer hardware and software used exclusively in the Business;

         (e) any and all assets of IFCO NA located anywhere other than at the Facilities and not used exclusively in the Business;

         (f)   any assets relating to any "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), cafeteria plan, flexible spending
                                  -----
               arrangement, sick leave and vacation policy, bonus, stock option, stock purchase, restricted stock, incentive compensation, deferred compensation, severance, medical, life, disability or other welfare benefit plan, or any other benefit plans, programs, agreements, policies, or arrangements and all employment termination, severance, or other employment contracts or employment agreements, whether written or oral, sponsored, established, maintained or contributed to or required to be contributed to currently, or at any time within the six (6) year period preceding the date of this Agreement, by Seller or any trade or business (whether or not incorporated) which is or at any time within the six (6) year period preceding the date of this Agreement would have been treated as a "single employer" with Seller under section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code")("ERISA Affiliate")
                                                      ----    ---------------
               for the benefit of any current or former employee and any related trust or funding medium (the "Plans"), subject to the provisions
                                             -----
               of Article 6; and
                  ---------

         (g)   subject to Section 2.1, all assets of Seller and its Affiliates
                          -----------
               that are not used exclusively in the Business.

         2.3   Assumption of Liabilities. Subject to the terms and conditions
               -------------------------
set forth herein, at the Closing, Buyer shall assume and agree to timely pay, honor and discharge the following liabilities, obligations and commitments of Seller (which are collectively referred to as the "Assumed Liabilities"):
                                                   -------------------

         (a) All trade payables of the Subsidiaries arising in the ordinary course of business;

         (b) Seller's obligations under Contracts entered into in the ordinary course of business;

         (c)   Seller's obligations under Contracts entered into outside the ordinary course of business except for (i) Contracts with IFCO or
                                           ------ ---
               its Affiliates, (ii) employment agreements or similar agreements for services, (iii) agreements providing for employee benefits or other benefits contemplated by the definition of "Plans" in
               Section 2.2(f), (iv) Contracts entered into at the direction of
               --------------
               IFCO or IFCO NA, and (v) loan agreements and related agreements for money borrowed by IFCO or IFCO NA (including but not limited to the loan by a bank syndicate led by Bank One, N.A. and IFCO's Senior Subordinated Notes);

         (d)   Leases and subleases for the Real Property set forth on Schedule
                                                                       --------
               2.3(c);
               ------

         (e) Leases for personal property relating exclusively to the Business;

         (f)   Leases for the Vehicles; and

         (g) That certain Promissory Note for $176,502.58 payable by Isaacson Lumber Co. to General Electric Capital Corporation, and that certain Master Security Agreement dated June 29, 2000, by and between General Electric Capital Corporation, as the secured party, and Isaacson Lumber Co., as the Debtor.

provided, however, that such assumption of liabilities as set forth in
--------  -------
subparagraphs (b), (c) (d) and (e) above shall be only to the extent to be performed, paid or discharged after the Closing Date, Buyer not assuming (and not being responsible for) any obligation of Seller under such agreements due or accruing prior to the Closing Date. Each respective Seller shall be responsible for paying, performing and discharging all of its liabilities and obligations other than the Assumed Liabilities.

         2.4   Excluded Liabilities. All debts, claims, commitments, liabilities
               --------------------
and obligations of Seller which are not Assumed Liabilities are "Excluded
                                                                 --------
Liabilities." Excluded Liabilities include, but are not limited to, the
-----------
following:


         (a) all liabilities for Taxes, including penalties and interest, in respect of periods prior to the Closing Date;

         (b) indebtedness for borrowed money relating to the conduct of the Business for all periods prior to the Closing Date;

         (c) all claims, liabilities and obligations relating to the Excluded Assets;

         (d) payroll obligations (including withholding tax obligations) of Seller in respect of periods prior to the Closing Date;

         (e)   subject to Sections 6.1, 6.3(a) and 6.4(a) with respect to
                          ------------  ------     ------
               accrued vacation, all liabilities, claims, damages, and
               obligations of Seller to any current employees or former employees of Seller arising out of their employment with the Seller;


         (f) defective performance or defaults under any of the Contracts in respect of periods before the Closing Date other than claims relating solely to returns of products manufactured or shipped by Seller prior to the Closing Date and expenses incurred to address service issues with current customers of the Subsidiaries; provided, however, that Buyer is not assuming liability for any
               --------  -------
               personal injury claims or consequential or exemplary damages relating to or arising from defective products manufactured, sold or shipped by Seller prior to the Closing Date, and such shall be Excluded Liabilities;

         (g) any lawsuit, arbitration, audit, hearing, investigation or litigation against Seller pending prior to the Closing Date;

         (h)   liabilities and obligations under any Plan;

         (i)   [Intentionally omitted.]

         (j) liabilities and obligations of Seller relating to any violation or alleged or threatened violation of any Law prior to the Closing Date;

         (k) any Environmental Liabilities, known and unknown, relating to the operation of the Business prior to Closing;

         (l) any claims, liabilities or obligations of Seller that arise out of the operation of the Business prior to the Closing Date that are not Assumed Liabilities; and

         (m) any liabilities in connection with the fire at the Facility located in New Boston, Texas, as contemplated by Section 5.22 of
                                                                ------------
               this Agreement.

         2.5   Purchase Price. At the Closing, Buyer shall pay Seller in cash an
               --------------
aggregate of $48,250,000, $45,000,000 of which is the purchase price for the Assets (the "Purchase Price"), and $3,250,000 of which is consideration for the
             --------------
agreements set forth in Section 10.1 (the "Non-Compete Payment"). However, in
                        ------------       -------------------
order to comply with the bulk sales laws of the various jurisdictions in which Seller is located or operates, the Purchase Price and the Non-Compete Payment shall be payable by Buyer directly to the secured creditor(s) of Seller, as identified by Seller in writing prior to the Closing, by wire transfer in immediately available funds for credit to the account(s) of Seller.

         2.6   Consent of Third Parties. Notwithstanding anything to the
               ------------------------
contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Permit, instrument, contract, lease or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of the other party or parties thereto would constitute a breach or violation thereof, and any transfer or assignment to the Buyer by the Seller of any interest under any such instrument, contract, lease, license, Permit or other agreement or arrangement that requires the consent of such third party shall be made subject to such consent or approval being obtained. Seller shall use its commercially reasonable efforts prior to the Closing Date to obtain any such consent or approval. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall, without additional consideration, continue to use its commercially reasonable efforts to obtain any such approval or consent after the Closing Date. Notwithstanding anything contained herein to the contrary, the failure to obtain such a consent or approval despite otherwise complying with the terms of this Section 2.6 shall not constitute a breach hereof or a default hereunder.
     -----------

         2.7   Conveyance Documents.
               --------------------

         (a) At the Closing, Seller shall execute and deliver to Buyer (i) a completed Bill of Sale and Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit A (the "Bill
                                                            ---------       ----
               of Sale"), covering all of the Assets and providing for Buyer's
               -------
               assumption of the Assumed Liabilities, (ii) a certificate of title to any Asset covered by a certificate of title, (iii) special warranty deeds conveying to Buyer fee simple title to the Owned Real Property, and (iv) such other instruments as shall be reasonably necessary or appropriate to effect the transfer of the Assets as contemplated hereby and to otherwise comply with the purposes and intent of this Agreement.

         (b) At the Closing, Buyer shall deliver to Seller (i) the Purchase Price and Non-Compete Payment, (ii) the Bill of Sale duly executed by Buyer, and (iii) such other documents and instruments as shall be necessary to effect the assumption of the Assumed Liabilities and the acquisition of title to the Assets.

         2.8   Allocation of Purchase Price. Schedule 2.8 sets forth the
               ----------------------------  ------------
allocation of the Purchase Price and the Assumed Liabilities (to the extent included in the sales price for federal income tax purposes) among the Assets. The Non-Compete Payment shall be allocated as consideration for the noncompetition agreements set forth in Section 10.1. Buyer and Seller agree that
                                       ------------
they shall not take any position or action inconsistent with such allocation in the filing of any income tax returns.

         2.9   Closing. The consummation of the purchase of the Assets and the
               -------
other transactions contemplated by this Agreement (the "Closing") shall take
                                                        -------
place at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas on or before September 25, 2001, or at such other time and date as Buyer and Seller may mutually agree, which date shall be referred to as the "Closing Date."
 ------------

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Each Seller jointly and severally represents and warrants to Buyer as follows:

     3.1  Due Organization and Qualification. Each of IFCO NA and the
          ----------------------------------
Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as applicable, as listed in Schedule 3.1. Each of the Subsidiaries is duly qualified to do
             ------------
business as a foreign corporation, limited liability company or partnership, as applicable, under the laws of each state or other jurisdiction in which either the ownership or use of the Assets, or the nature of the Business, requires qualification (such jurisdictions are listed on Schedule 3.1). Each of IFCO NA
                                                ------------
and the Subsidiaries has the requisite corporate, limited liability company or partnership power and authority, as applicable, to own, lease and operate the Assets and to carry on the Business as currently being conducted.

     3.2  Authorization; Non-Contravention; Approvals.
          -------------------------------------------

     (a) Seller has the requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement and to effect the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by all requisite corporate, limited liability company or partnership action, as applicable, of Seller. This Agreement has been duly and validly executed and delivered by Seller, and, assuming the due authorization, execution and delivery hereof by Buyer, constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as that enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated by this Agreement will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the articles or certificate of incorporation, limited liability company organizational documents, by-laws or partnership documents, as applicable, of Seller,
          (ii) any Law applicable to Seller (other than applicable bulk sales laws), (iii) any Permit held by Seller necessary for the conduct of the Business, or (iv) any Material Contract of Seller (other than consents to assignments set forth on Schedule 3.2(c)).
                                               ----------------

     (c)  Except as set forth on Schedule 3.2(c), Seller is not aware of any
                                 ---------------
          other consents or approvals of any Governmental Authority that are necessary for the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement. Schedule 3.2(c) indicates which
                     --------------

          Material Contracts require notice to, or the consent or approval of, a third party for the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement.

     (d)  Except as set forth on Schedule 3.2(d), the execution and delivery of
                                 ---------------
          this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not result in the imposition or creation of any Encumbrances other than Encumbrances created by Buyer.

     3.3  Financial Statements. Seller has delivered to Buyer the following
          --------------------
financial statements (collectively, the "Financial Statements"):
                                         --------------------

     (a) the unaudited statements of revenue, variable costs, fixed costs and other income and expense for each Facility for the twelve-month period ended December 31, 1999 and for the twelve-month period ended December 31, 2000; and

     (b) schedules setting forth the balances for the following assets and liabilities for each Facility as of December 31, 2000: book values of inventory, accounts receivable, property, plant and equipment, other assets, trade payables, accrued liabilities and other liabilities for each Facility.

The Financial Statements fairly present the financial condition and the results of operations of the Facilities at the respective dates and for the respective periods referred to in such Financial Statements. The Financial Statements reflect the consistent application of accounting principles throughout the periods involved except as disclosed in Schedule 3.3.
                                        ------------

     3.4  Assets.
          ------

     (a)  Schedule 3.4(a) contains a complete and correct list of the Real
          ---------------
          Property owned by Seller and included in the Facilities, setting forth the complete legal description and address of each parcel of such real property (the "Owned Real Property").
                         -------------------

     (b)  Schedule 3.4(b) contains a complete and correct list of all Leases
          ---------------
          setting forth the address, landlord and tenant for each Lease.

     (c)  [Intentionally omitted.]

     (d)  [Intentionally omitted.]

     (e)  General. Seller has, or as of the Closing will have, good and
          -------
          marketable title to the Assets, free and clear of Encumbrances (other than Permitted Encumbrances). The Assets constitute all the assets and properties that are necessary for the continued conduct of the Business as presently conducted. Since December 31, 2000, Seller has not sold, transferred, leased, distributed or otherwise disposed of any of the Assets, or agreed to do so, except for sales or other dispositions made in the ordinary course of business or as otherwise contemplated or permitted by this Agreement.

     (f)  Condition of Assets. Except as set forth in Schedule 3.4(f), the
          -------------------                         ---------------
          Equipment, the Vehicles, and other tangible personal property constituting any of the Assets (i) are, to Seller's knowledge, in good operating condition, order and repair, subject to ordinary wear and tear, and have been maintained in accordance with the common industry standards, and (ii) are adequate for the purposes for which they are now being used and are capable of being used in the Business of Seller as presently conducted (Buyer acknowledging that certain Equipment and Vehicles are not currently operating and are in need of repair, but such Equipment and Vehicles are not a material portion of the total Equipment or Vehicles being conveyed to Buyer).

     (g)  Real Property.
          -------------

          (i)   Fee Simple. Except as specifically set forth in Schedule 3.4(g),
                ----------                                      ---------------
                Seller has, or as of the Closing will have, good, indefeasible and marketable title in fee simple absolute to the Owned Real Property and to the Fixtures and Improvements thereon, in each case free and clear of all Encumbrances (other than Permitted Encumbrances).

          (ii)  Ingress and Egress; Eminent Domain. Seller has, and on the
                ----------------------------------
                Closing Date will have, all easements and rights of ingress and egress necessary for utilities and services and for all operations of the Business in the manner and to the extent conducted by it. No portion of the Real Property has been condemned, taken by right of eminent domain, requisitioned or otherwise taken by any Governmental Authority; to Seller's knowledge, no such condemnation, taking by right of eminent domain, requisition or taking is threatened or contemplated, and to Seller's knowledge, Seller has not received any notice of any such action.


          (iii) Fixtures and Improvements. None of the Fixtures or Improvements
                -------------------------
                are in violation of any Law. Each Facility located on the Real Property currently is served by gas, electricity, telephone, water, sewage and waste disposal and other utilities adequate to operate such Facility at its current level of operation, and to Seller's knowledge, none of the utility companies serving any such Facility has threatened Seller with any reduction in service. Such utilities either enter the Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid, permanent public or private easements which, following the Closing, will inure to the benefit of Buyer, its successors and assigns. All of said utilities are installed and operating and all installation and connection charges have been paid for in full.

          (iv) Real Property Taxes. To Seller's knowledge, there are no
               -------------------
               challenges or appeals pending regarding the amount of the Taxes on, or the assessed valuation of, the Real Property, and no special arrangements or agreements exist with any Governmental Authority with respect thereto. There is no Tax assessment (in addition to the normal, annual general real estate Tax assessment) pending or, to Seller's knowledge, threatened with respect to any portion of the Real Property.

     (h)  Leased Property. To Seller's knowledge, all real and tangible personal
          ---------------
          property held by Seller under the Leases is held on the date hereof and will be held on the Closing Date under a valid and binding lease agreement that is in full force and effect. Except as set forth on
          Schedule 3.4(h), Seller is not in default and, to Seller's knowledge,
          ---------------
          no notice of alleged default has been received by Seller under any such Lease and, to Seller's knowledge, no lessor is in default or alleged to be in default thereunder.

     (i)  Inventory. All Inventory, whether or not reflected in the Financial
          ---------
          Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down in accordance with GAAP. All Inventory not written off has been priced in accordance with GAAP.

     3.5  Material Customers and Contracts.
          --------------------------------

     (a)  Except as set forth in Schedule 3.5(a), to Seller's knowledge, there
                                 ---------------
          has not been any adverse change in the business relationship of Seller with any material customers since April 30, 2001.

     (b)  Except as set forth in Schedule 3.5(b), to Seller's knowledge, there
                                 ---------------
          has not been any adverse change in the business relationship of Seller with any material supplier since April 30, 2001.

     (c)  Schedule 3.5(c) sets forth an accurate list of all of the following
          ---------------
          executory contracts, commitments and similar agreements (excluding any oral agreements) that are Assets or Assumed Liabilities (collectively, the "Material Contracts"):
               ------------------

          (i) all customer contracts in excess of $200,000, individually, or $750,000 in the aggregate;

          (ii)   contracts with any labor organizations;

          (iii)  employment agreements;

          (iv) leases, installment sales agreements or the like for all Real Property;

          (v) leases, installment sales agreements or the like for all Equipment with annual rental payment of at least $50,000 individually;

          (vi)   capitalized leases;

          (vii)  loan agreements;

          (viii) pledge and security agreements;

          (ix)   indemnity or guaranty agreements;

          (x)    bonds;

          (xi)   notes and mortgages;

          (xii)  joint venture or partnership agreements;

          (xiii) options to purchase real or personal property; and

          (xiv) agreements relating to the purchase or sale by the Subsidiaries of assets other than in the ordinary course of business consistent with past practices.

     (d)  Except as set forth on Schedule 3.5(d), each Material Contract is in
                                 ---------------
          full force and effect against Seller, and (to Seller's knowledge) against the other party thereto, and is valid and enforceable against Seller, and (to Seller's knowledge) against the other party thereto, in accordance with its terms.

     (e)  Except as set forth in Schedule 3.5(e):
                                 ---------------

          (i) Seller is and has been in material compliance with all applicable terms and requirements of each Material Contract;

          (ii) to Seller's knowledge, each Third Person that has any obligation or liability under any Material Contract is in material compliance with all applicable terms and requirements of such Material Contract; and

          (iii) Seller has not given to, or to Seller's knowledge received from any Third Person any written notice regarding any actual or alleged breach of or default under any Material Contract.

Prior to the date hereof, Seller has made available to Buyer complete and correct copies of the Material Contracts.

     3.6  Permits. Schedule 3.6 contains a list of all licenses, franchises,
          -------  ------------
permits, transportation authorizations and other governmental authorizations ("Permits") held by Seller that are individually material to the conduct of its
  -------
Business. Each Permit is valid and in full force and effect, or Seller would be able to obtain a valid permit in the ordinary course of business without incurring costs substantially in excess of application, reinstatement or reissuance fees. Seller is and has been in material compliance with all of the terms and requirements of all Permits. To Seller's knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (a) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit or (b) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of any Permit. To Seller's knowledge, Seller has not received any written notice from any Governmental Authority or any other Third Person regarding (x) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit or (y) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit.


     3.7  Environmental Matters. Except as set forth on Schedule 3.7: (a) the
          ---------------------                         ------------
Subsidiaries have complied and are in compliance with all applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, would not have an adverse effect on the value or use of the Assets; (b) the Subsidiaries have obtained and complied with all necessary Permits and other approvals required to treat, use, transport, store, dispose of and otherwise handle Hazardous Substances and made all reports required by applicable Environmental Laws; (c) there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in or on any Real Property or offsite transportation disposal facilities except as permitted by Environmental Laws or where any such action would have no adverse effect on the value or use of the Assets; (d) there are no pending or, to the knowledge of Seller, threatened claims, liabilities, or Encumbrances against any Subsidiary, resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or arising from the use of any offsite transport or disposal facilities; (e) none of the Subsidiaries nor any Third Person for whose conduct Seller is or may be held responsible, has received or given, nor was it required to give, any citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Substances or any alleged, actual or potential violation or failure to comply with any Environmental Law; (f) there are no Hazardous Substances present on or in the environment at the Facilities or, to the Seller's knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Substances contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the Facilities or such adjoining property or incorporated into any structure therein or thereon, other than Hazardous Substances used on the premises and in the Business that are used, stored, processed and disposed in compliance with Environmental Laws; and (g) Seller will deliver to Buyer true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Seller pertaining to Hazardous Substances in, on or under or related to the Facilities or offsite transportation disposal facilities or concerning compliance by Seller or any other Third Person for whose conduct they are or may be held responsible, with Environmental Laws. Notwithstanding
3.7 anything in this Agreement to the contrary, this Section 3.7 sets forth the
                                                     -----------
exclusive representations and warranties of Seller to Buyer with respect to environmental matters of any kind or nature whatsoever. The inclusion on any item disclosed in such Schedule 3.7 does not constitute an admission by Seller
                       ------------
that any matters disclosed in such Schedule constitutes a violation of any Environmental Law.

     3.8  Labor and Employee Relations. None of the Subsidiaries is a party to
          ----------------------------
any collective bargaining agreement involving the Business and there is no pending or, to the knowledge of Seller, threatened (i) labor dispute, strike or work stoppage involving the Facilities and any group of their employees nor has any Facility experienced any labor interruptions over the past two years, or
(ii) claim or proceeding against or directly affecting the Facilities relating to the alleged violation of any Law relating to any labor relations or employment matters, including but not limited to any charge or complaint filed by any employee with the National Labor Relations Board or the Equal Employment Opportunity Commission.

     3.9  Employee Benefit Plans.
          ----------------------

     (a)  [Intentionally omitted.]

     (b) Seller has heretofore made available to Buyer with respect to each Plan true and correct copies of all plan documents and other instruments, including all amendments thereto, (or a description of each Plan that is not in writing) evidencing each Plan, each trust or funding arrangement, the most recent Internal Revenue Service determination letter for each Plan intended to be tax qualified, and any other material information relating to each Plan as requested by Buyer.

     (c) There are no pending, or to the knowledge of Seller, threatened or anticipated disputes, law suits, investigations, audits, complaints or claims (other than routine claims for benefits) by, on behalf of, or against any Plan or any trusts related thereto, except as individually or in the aggregate, would not result in any Loss to Buyer or the imposition of any Encumbrance on the Assets.

     (d)  Except as set forth in Schedule 3.9(d), none of the Subsidiaries,
                                 ---------------
          IFCO, IFCO NA, nor any other ERISA Affiliate has at any time within the six (6) year period preceding the date of this Agreement, sponsored, contributed to, had an obligation to contribute to or otherwise participated in any Plan that is subject to Title IV of ERISA or Section 412 of the Code, including any "multiemployer plan" (as defined in Section 3(37) of ERISA), with respect to which Buyer would have any Loss or that could result in an Encumbrance attaching to any Assets.

     (e) None of the Subsidiaries, nor IFCO, nor IFCO NA is party to any agreement with any employee the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are altered, upon the occurrence of any of the transactions contemplated by this Agreement.

     3.10 Litigation and Compliance with Law.
          ----------------------------------

     (a)  Except as set forth in Schedule 3.10(a) there is no claim, action,
                                 ----------------
          suit, arbitration or other proceeding, pending or, to the knowledge of Seller, threatened against or affecting Seller in connection with the Assets or the Business or against or relating to the transactions contemplated by this Agreement, at law or in equity, or before any Governmental Authority having jurisdiction over Seller. Except as set forth in Schedule 3.10(a), there is no order or judgment against (i)
                   ----------------
          any Seller that affects the Assets or (ii) or any of the Assets.

     (b)  Except to the extent set forth on Schedule 3.10(b), none of the
                                            ----------------
          Subsidiaries are not in violation of any Law applicable to the Business or the Assets, the violation of which would adversely affect the value or use of the Assets. To Seller's knowledge, none of the Subsidiaries has received any written notice from any Governmental Authority or any other Third Party regarding any actual or threatened violation of, or failure to comply with, any Law.

     3.11 Absence of Changes. Since December 31, 2000, except as set forth in
          ------------------
Schedule 3.11 and the transactions contemplated by this Agreement, the
-------------
Subsidiaries have conducted the Business in the ordinary course consistent with past practice and there has not been:

     (a) any increase in the compensation payable or to become payable by the Subsidiaries to their officers, directors, managers, or other employees other than routine salary increases and bonuses paid in accordance with their customary payment practices;

     (b) any work interruptions, labor grievances or claims filed of any character adversely affecting the Business or the Assets, taken as a whole;

     (c) any sale, lease, transfer, or other disposition, or any agreement to sell or transfer, any amount of the Assets, except for sales of Inventory in the ordinary course of business and disposals of old and obsolete Equipment and Vehicles in the ordinary course of business;

     (d) adoption of, or increase in the payments to or benefits under, any Plan for or with any employee of the Subsidiaries;

     (e) damage to or destruction or loss of any Asset or property of the Subsidiaries, whether or not covered by insurance, adversely affecting the properties, assets, business, financial condition of the Subsidiaries;

     (f) entry into, termination of, or receipt of notice of termination of any Material Contract;

     (g) cancellation or waiver of any claims or rights with a value to the Subsidiaries (in the aggregate) in excess of $150,000;

     (h) change in the accounting methods used by Seller with respect to the Business; or

     (i) to Seller's knowledge, any agreement, whether oral or written, to do any of the foregoing.

     3.12 No Undisclosed Liabilities. Except as set forth in Schedule 3.12, and
          --------------------------                         -------------
except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since December 31, 2000, the Subsidiaries have no liabilities or obligations of any nature that would adversely affect the Business or the Assets.

     3.13 Taxes. Seller or its Affiliates has timely filed or caused to be
          -----
timely filed all federal, state and local tax returns for all federal, state and local Taxes relating to the Assets or the Business, and all such tax returns are proper, complete and accurate, and all amounts shown as owing thereon have been paid.

     (a) Seller or its Affiliates has paid or caused to be paid all Taxes relating to the Assets or the Business which have become due.

     (b) Seller and Seller's Affiliates have not received or have any knowledge of any notice of deficiency or assessment with respect to Seller, the Business of Seller or any of the Assets, or any basis for any of the foregoing, from any taxing authorities. Seller and Seller's Affiliates have not been notified by the IRS that the IRS intends to audit the federal income tax returns of Seller or its Affiliates.

     (c) All Taxes that Seller or Seller's Affiliates is or was required by Law to withhold or collect have been withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other person.

     3.14 No Adverse Change. Except as disclosed in Schedule 3.14, since
          -----------------                         -------------
December 31, 2000, there has not been any material adverse change in the business, operations, properties, assets, or condition of the Subsidiaries.

     3.15 Books of Account. The books, records and accounts of the Subsidiaries
          ----------------
maintained with respect to the Assets accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Assets. The Subsidiaries have not engaged in any transaction with respect to the Assets, maintained any bank account for the Assets or used any of the funds of the Subsidiaries in the conduct of the Business except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Business.

     3.16 Accounts Receivable. Schedule 3.16 sets forth a list and aging of all
          -------------------  -------------
accounts receivable of the Business as of July 29, 2001, which list is complete, true and accurate in all respects. All such accounts receivable arose in the ordinary course of business, have not been previously written off as bad debts, and are, to the extent still uncollected, subject to exceptions set forth in
Schedule 3.16, collectible in the ordinary course of business, net of reserves
-------------
for doubtful and uncollectible accounts shown in Schedule 3.16 (which reserves
                                                 -------------
are in accordance with GAAP). Seller has collected its accounts receivable in the ordinary course of business, consistent with past practices and has not pursued any unusual or extraordinary means (i.e., factoring or negotiating reductions with payors in exchange for accelerated payments, other than reductions consistent with the standard practice of the Subsidiaries involving typical discounts for early payment) in collecting its outstanding accounts receivable prior to the Closing Date.

     3.17 Disclosure. No representation or warranty of Seller in this Agreement
          ----------
and no statement in the Schedules omits to state a fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer jointly and severally represents and warrants to Seller as follows:

     4.1  Organization. PalletOne is an entity duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware and is duly authorized and qualified under all applicable Laws, to carry on its business in the places and in the manner now conducted. White Oak is an entity duly organized, validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified under all applicable Laws, to carry on its business in the places and in the manner now conducted.

     4.2  Authorization; Non-Contravention; Approvals.
          -------------------------------------------

     (a) Buyer has the requisite power and authority to enter into this Agreement and to effect the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by all requisite corporate or limited partnership action, as applicable, of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and, assuming the due authorization, execution and delivery by Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as that enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) the certificate of incorporation or by-laws, or certificate of limited partnership or limited partnership agreement, as applicable, of Buyer or (ii) any Law applicable to Buyer (except as contemplated by Section 5.5).
                                                         ------------

     (c)  Except as contemplated in Section 5.5, Buyer is not aware of any
                                    -----------
          consents or approvals of, any applicable Governmental Authority that are necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated by this Agreement. No consent or approval of any third party other than a Governmental Authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated by this Agreement.

     4.3  Litigation. There is no claim, action, suit or other proceeding
          ----------
pending, or, to Buyer's knowledge, threatened, against or affecting Buyer which
(a) would materially impair Buyer's ability to perform its obligations hereunder, or (b) seeks to prevent the consummation of the transactions contemplated hereby.

     4.4  No Violation of Law. Buyer is in compliance with all applicable Laws
          -------------------
and has not been given notice or been charged with any violation of, any applicable Law, except to the extent any such violation individually or in the aggregate would not have a material adverse effect on Buyer's ability to perform its obligations hereunder.

     4.5  Hart Scott Rodino Filing. Neither the execution of this Agreement nor
          ------------------------
the consummation of the transactions contemplated hereby requires any filing under the HSR Act.

                                    ARTICLE 5
                                CERTAIN COVENANTS

     5.1   Future Cooperation; Tax Matters. Buyer and Seller shall each deliver
           -------------------------------
or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. Buyer and Seller will cooperate in all reasonable respects with each other in the preparation of all tax returns which include any portion of the year 2001. In addition, the Parties will provide each other with access to such of its books and records as may be reasonably requested by the other in connection with federal, state and local tax matters relating to periods which include any portion of the year 2001.

     5.2   Expenses. Buyer shall pay the fees, expenses and disbursements of
           --------
Buyer and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby. Seller will pay its fees, expenses and disbursements and those of its agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby.

     5.3   Prorations. Ad valorem and similar taxes and assessments relating to
           ----------
the Assets shall be prorated between Seller and Buyer as of the Closing Date based upon estimates of the amount of such taxes and assessments that are due and payable on the Assets during the year during which the Closing Date occurs. As soon as the amount of actual taxes and assessments is known, Seller and Buyer shall reassess the amounts to be paid by each Party with the result that Seller shall pay for those taxes and assessments attributable to the time period up to and including the Closing Date and Buyer shall pay for those taxes and assessments attributable to the period thereafter. Utilities expenses relating to the Business shall be prorated between Seller and Buyer for the month of the Closing based on the number of days in the billing cycle before and after the Closing. All (i) accrued and unpaid wages, and other payments to employees of Seller who are associated with the Business and (ii) rental and other payments under any of the Contracts, leases or subleases constituting the Assumed Liabilities shall be prorated between Seller and Buyer as of the Closing Date. If any item cannot be apportioned accurately at the Closing Date or if it is apportioned incorrectly at the Closing Date or subsequent thereto, such item shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date on which the apportionment error is discovered, as applicable. Within 90 days (or as soon thereafter as is practicable) from the Closing Date, Seller or Buyer, as the case may be, shall pay the other, in immediately available funds, the net amount due Seller or Buyer, as the case may be, under this Section 5.3 not otherwise paid at the
                                      -----------
Closing.


     5.4   Schedules. Seller may revise or supplement the Schedules at any time
           ---------
on or prior to the Closing Date to reflect information that came into existence after the date hereof and would have been required to be disclosed on one or more Schedules if such information was in existence on the date hereof. Such revisions and supplements, if any, shall not constitute a modification of Seller's representations and warranties for the purpose of Section 7.2(a), but,
                                                           --------------
if Buyer waives the conditions set forth in Section 7.2(a), shall constitute a
                                            --------------
modification of such representations as of the Closing and, as such, shall not form the basis of a claim by Buyer for breach of a representation or indemnification after the Closing.

     5.5  [Intentionally omitted.]

     5.6  Press Releases. No press releases or other public announcements
          --------------
concerning the transactions contemplated by this Agreement may be made by any Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that nothing in this
                                         --------  -------
provision will prevent a Party from making such releases or announcements as are necessary for a Party to satisfy its legal obligations or the requirements of the Nasdaq and the Frankfurt Stock Exchange, but in any such case the affected Party will promptly notify the other Party, and, to the extent practicable, provide the other Party with an opportunity to comment on such releases or announcements.


     5.7  Conduct of Business.
          -------------------

     (a) From the date hereof until the Closing, the Subsidiaries will: (i) operate the Business only in the ordinary course, (ii) use commercially reasonable efforts to preserve intact the organization and Assets of the Business, (iii) continue in full force and effect all existing insurance policies (or comparable insurance) of or relating to the Business, and (iv) use commercially reasonable efforts to preserve each Subsidiary's relationships with its suppliers, customers, licensors and licensees and others having business dealings with the Subsidiaries relating to the Business.

     (b)  Without limiting the generality of Section 5.7(a), or without the
                                             --------------
          prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, from the date hereof through the Closing, the Subsidiaries shall not, with respect to the Business:

          (i) enter into any material transaction in connection with the Business outside the ordinary course of business;

          (ii) conduct the Business in a manner that materially departs from the manner in which the Business was being conducted prior to the date of this Agreement;

          (iii) sell, lease, transfer, or otherwise dispose of, any amount of the Assets, except for sales of Inventory in the ordinary course of business and disposals of old and obsolete Equipment and Vehicles in the ordinary course of business;

          (iv) cancel, compromise, knowingly waive or release any material right or claim (or series of related rights and claims) under any Contracts, outside the ordinary course of business;

               (v) other than in the ordinary course of business, make any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or agree to pay, conditionally or otherwise, any material bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee of the Business;

               (vi) pursue any unusual or extraordinary means (i.e., factoring or negotiating reductions with payors in exchange for accelerated payments) in collecting the Subsidiaries' outstanding accounts receivable;

               (vii) agree to do any of the foregoing.

          (c) Seller and each ERISA Affiliate that, prior to the Closing Date, sponsored a group health plan (as defined in Section 5000b of the Code, Section 607 of ERISA, or both) which provides welfare benefits to any current or former employee of Seller will maintain a group health plan after Closing and, solely for the purposes of applying the Income Tax Regulations described in this sentence to the transactions contemplated by this Agreement, will not, in connection with the sale (as such phrase is described in Section 54.4980B-9, Q&A-8 of the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations), whether or not such regulations apply to this Agreement) of the Assets as described in this Agreement, cease to provide coverage under a group health plan to its employees.

          5.8  Access. Subject to reasonable notice, Seller shall afford to
               ------
Buyer and its accountants, counsel and other agents and representatives full access during normal business hours throughout the period prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Business and, during such period, Seller shall furnish promptly to Buyer and its representatives in relation to the Business access to all other information concerning the business, properties and personnel of the Business as Buyer may reasonably request. Seller shall promptly upon request provide Buyer access to a true, complete and correct copy of each written agreement or other instrument, together with all amendments or clarifications thereto, and a true, complete and correct summary of the terms and conditions of each oral agreement, identified in the Schedules to this Agreement. In conducting its review of the Business, Buyer shall conduct itself so as to not unreasonably interfere with the Business or with the performance of Seller's employees.

          5.9  No Shopping. Seller shall not, directly or indirectly, through
               -----------
any authorized partner, officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person or entity (other than Buyer) relating to any acquisition or purchase of all or a material amount of the Assets or any equity interest in the Subsidiaries (other than PalEx Texas, L.P.), or any merger, consolidation or business combination involving the Assets or the Subsidiaries (other than PalEx Texas, L.P. and mergers, consolidations or business combinations involving IFCO NA or IFCO and not affecting Buyer's rights under this Agreement or the transactions contemplated hereby), (b) participate in any discussions or negotiations regarding, or furnish to any person or entity (other than Buyer) any information with respect to, any of the foregoing, or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller shall promptly notify Buyer if Seller receives any such proposal or offer or any inquiry or contact with respect thereto.

          5.10  Title Commitment; Survey. Prior to the Closing, Buyer shall
                ------------------------
obtain a current commitment for title insurance for each parcel of owned or leased real property included in the Assets (the "Transferred Real Estate"). The
                                                  -----------------------
title commitment shall set forth the state of title to the Transferred Real Estate, including a list of title exceptions that would appear in an owner's title policy. The title commitment shall contain the expressed commitment of the title company to issue a title policy to Buyer for each tract of Transferred Real Estate in an aggregate amount equal to the value of such real property together with the Fixtures and Improvements. Buyer shall have the right to obtain a survey for each tract of the Transferred Real Estate. Seller shall promptly deliver to Buyer of all existing surveys for such real property in Seller's possession. Seller shall pay the cost of such title insurance policies and surveys, not to exceed $175,000, and Buyer shall pay any excess.

          5.11  Environmental Audits. Prior to the Closing, Buyer (at its
                --------------------
expense) shall cause to be prepared, by an independent environmental consultant Phase I and environmental audit and compliance reports (the "Environmental
                                                             -------------
Audits") covering each parcel of Transferred Real Estate and the operations
------
thereon.

          5.12  Commercially Reasonable Efforts. Subject to the terms and
                -------------------------------
conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law and the terms of this Agreement to consummate the transactions contemplated by this Agreement, including the execution and delivery of any further instruments or documents which are reasonably requested by a party in order to evidence or facilitate the consummation of the contemplated transactions.

          5.13  Consents. Subject to Section 2.6, Seller shall use commercially
                --------             -----------
reasonable efforts to obtain from third parties (where required) consents to the assignment of the Contracts to be assumed by Buyer set forth on Schedule 5.13.
                                                                -------------

          5.14  Consents; Cooperation. Seller and Buyer will use their
                ---------------------
commercially reasonable efforts:

          (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all authorizations, consents, orders, permits or approvals of, or notices to, or filings, registrations or qualifications with, all governmental authorities and any other person or entity that are required on their respective parts, for the consummation of the transactions contemplated by this Agreement; and

          (b) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing.

          5.15  Communications with Customers and Suppliers. Seller and Buyer
                -------------------------------------------
must mutually agree (and shall not unreasonably fail to agree) upon all communications with suppliers and customers of the Business relating to this Agreement and the transactions contemplated hereby prior to the Closing Date.

          5.16  [Intentionally omitted.]

          5.17  [Intentionally omitted.]

          5.18  Intercompany Transactions. All intercompany transactions
                -------------------------
involving Inventory between any of the Subsidiaries (on the one hand) and IFCO NA or its Affiliates other than the Subsidiaries (on the other hand) shall be settled within ten (10) days of such transaction. Buyer is not assuming or acquiring any intercompany accounts payable or receivable between the Subsidiaries (on the one hand) and IFCO NA or its Affiliates other than the Subsidiaries (on the other hand) except those involving Inventory.

          5.19  Environmental Audits. Buyer shall be responsible for all
                --------------------
environmental remediation expenses after the Closing which are set forth on
Schedule 5.19, including any remediation recommended as a result of the
-------------
additional investigations recommended in Schedule 5.19.
                                         -------------

          5.20  Post-Closing Covenants. After the Closing Date:
                ----------------------

          (a)   Cooperation; Further Assurances. (i) Seller and Buyer shall
                -------------------------------
                promptly execute and deliver those instruments, documents and certificates as Seller or Buyer may reasonably request to more effectively consummate the transactions contemplated hereby;
                (ii) Seller shall as promptly as practical, but in no event later than five (5) business days after receipt, deliver to Buyer any mail, packages, notices, copies of service of process and other similar items received by Seller that relate to the Assets or the Business, or the Assumed Liabilities or that otherwise should be delivered to Buyer and all moneys, checks or other instruments of payment to which Buyer is entitled; (iii) Seller authorizes Buyer to receive and open all mail and other communications received by Buyer and to act with respect to such communications in such manner as Buyer may elect if such communications relate to the Assets, the Business or the Assumed Liabilities or, if such communications do not so relate, to forward the same promptly to Seller but in no event less than five (5) business days after receipt; (iv) Seller shall promptly forward to Buyer any telephone calls, telecopies and other similar communications received by Seller that relate to the Assets, the Business or the Assumed Liabilities; and (v) Buyer shall as promptly as practical, but in no event later than five (5) business days after receipt, deliver to Seller any mail, packages, notices, copies of service of process, and other similar items received by Buyer that relate to the Excluded Assets, the Excluded Liabilities, or that should otherwise be delivered to Seller, and all monies, checks or other instruments of payment to which Seller is entitled; and (vi) Buyer shall promptly forward to Seller any telephone calls, telecopies, and other similar communications received by Buyer that relate to the Excluded Assets or Excluded Liabilities. If an account debtor pays an account receivable of Buyer, but validly offsets or validly reduces the payment to Buyer as a result of any services provided by Seller to the account debtor prior to Closing, such amount shall be included in "Losses" as defined herein.

     (b)  Cooperation on Certain Matters. Seller and Buyer shall cooperate
          ------------------------------
          fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such matter. Buyer and Seller agree (i) to retain until the expiration of the applicable statute of limitations all books and records which are relevant to the determination of the Tax liabilities pertinent to the Assets relating to any Tax period prior to the Closing Date and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and if the other party so requests, Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records.

     (c)  Transferred Business Names. Seller shall no longer use the name of any
          --------------------------
          of the Transferred Business Names.

     (d)  Seller Access to Transferred Employees. After the Closing Date, Buyer
          --------------------------------------
          will, without cost or expense to Seller, provide Seller reasonable access to the Transferred Employees (as defined in Section 6.1) and
                                                             -----------
          such of Buyer's records that are necessary for Seller's preparation of Seller's financial statements through the Closing Date including, but not limited to, the preparation of information for Seller's quarterly filings and Seller's 2001 tax returns.

     (e)  Transition Services. For a period of 90 days after the Closing Date
          -------------------
          (the "Transition Period") Seller, at no additional expense to the
                -----------------
          Buyer, will maintain (i) the passwords and security clearances of those Transferred Employees identified on

               Schedule 5.20(e), (ii) the data communication lines between and
               ----------------
               among the Subsidiaries and Seller's Houston, Texas data processing center, whether voice, data or both, and any other access to the Houston data processing center, (iii) Seller's computer software and hardware including, but not limited to, Solomon accounting software to the extent reasonably necessary to allow the Transferred Employees to prepare, provide and assist with the activities contemplated in Section 5.20(d). During the
                                                   ---------------
               Transition Period, Buyer may request that certain Transferred Employees be added to or deleted from the list of Transferred Employees requiring passwords and security clearance in Schedule
                                                                       --------
               5.20(e) in order to more effectively accomplish the activities
               -------
               specified herein, and Seller will effect such changes to the extent reasonable.

               During the Transition Period, Seller shall (i) maintain Seller's computer software in operational condition, (ii) assist Buyer and the Transferred Employees as reasonably necessary in downloading to Buyer's computer systems any and all records that constitute a portion of the Assets, and (iii) provide to Buyer and the Transferred Employees help desk and other support services in connection with the operation of Seller's computer software for the purposes set forth herein. Buyer acknowledges and agrees that Buyer does not intend to use Seller as a computer service bureau or to use Seller's data processing services for the operation of the Business following the Closin Date, and that Buyer's access to Seller's computer systems and software will be limited (x) to the transfer of information, data or other items that constitute Assets and (y) to the extent described in Section 5.20(d) and
                                                         ---------------
               Section 5.20(e).
               ---------------

               During the Transition Period, Buyer will reimburse Seller for the cost of data communications lines in the same amount as such costs were historically allocated by IFCO NA to the Subsidiaries prior to the Closing Date.

          f)   Email. During the Transition Period, and at no cost to Buyer,
               -----
               Seller will forward to the Transferred Employees, at the Transferred Employees' email addresses on Buyer's email system (as provided to Seller by Buyer), all emails addressed to the Transferred Employees that are received on Seller's email system, subject to Seller's right to access such emails to filter out and not forward to the Transferred Employees any emails that are not personal to the Transferred Employees or related to the Business.

         5.21  Sales and Use Tax; Motor Vehicle Tax and Registration Fees. Sales
               ----------------------------------------------------------
and use tax liability, including motor vehicle tax and registration fees, that may arise as a result of the sale and transfer of the Assets by and from the Subsidiaries to Buyer shall be paid by Buyer.

         5.22  New Boston Fire. In July 2001, a fire occurred at the Facility
               ---------------
located in New Boston, Texas (the "New Boston Fire"), which damaged or destroyed
                                   ---------------
certain Assets. It is the
intention of the parties that the damaged or destroyed Assets be replaced or repaired. For that purpose, Seller shall assign to Buyer all insurance proceeds (and rights to collect such proceeds) from the New Boston Fire, less (i) an amount equal to the amount previously paid by Seller for insured and recoverable losses from the New Boston Fire, including without limitation to repair or replace such Assets, and (ii) amounts recovered for Inventory. Seller shall be responsible for paying the amount of any applicable insurance deductible. Seller shall remain fully liable for third party claims for property damage (other than to the Assets) and any personal injury claims. Buyer is undertaking no obligation or liability with respect to the New Boston Fire, other than to replace or repair the damaged Assets to Buyer's satisfaction. The parties agree that any claim that Buyer may have against Seller with respect to liabilities and obligations arising from the New Boston Fire shall not be subject to the limitations on indemnification set forth in Section 9.1(e). --------------

         5.23   Accrued Bonuses. At the end of October 2001, IFCO NA shall pay a
                ---------------
bonus to each of the Transferred Employees, calculated through the Closing Date, in accordance with established formulas.

                                    ARTICLE 6
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         6.1    Employment of Seller's Employees. Effective as of the Closing
                --------------------------------
Date, Buyer may, in its sole discretion, offer employment to employees of the Subsidiaries. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees."
                                                        ---------------------
Buyer shall be permitted to offer to the Transferred Employees terms and conditions of employment determined solely by Buyer. The Subsidiaries shall remain responsible for wages, salaries and benefits (including vacations) of employees until they become Transferred Employees, and for all such benefits earned prior to the Closing Date. Buyer acknowledges and agrees that solely for purposes of the WARN Act, any person who is an employee of the Subsidiaries (other than part-time employees as defined under the WARN Act) as of the Closing Date shall be deemed an employee of Buyer for purposes of the WARN Act on the Closing Date. With respect to such "deemed" employees, Buyer further agrees and acknowledges that Buyer will be responsible for all applicable notices and liabilities arising under the WARN Act, or otherwise, as a result of Buyer's failure to hire the employees of the Subsidiaries or the termination of the employment of any Transferred Employee after the Closing.

         6.2    Meetings with Employees. At any time before the Closing Date,
                -----------------------
upon reasonable written notice to Seller, Buyer shall have the right to meet with employees of the Subsidiaries to arrange for the transition of ownership of the Business; provided, however, that such meetings shall be held at times and
              --------  -------
dates reasonably satisfactory to the Subsidiaries, and shall be held at such times and in such manner as not to adversely interfere with the normal business operations of the Subsidiaries. A representative of Seller shall be entitled to attend any such meeting.

         6.3    Welfare Benefits and COBRA.
                --------------------------

          (a) Effective as of the Closing Date, Buyer shall make enrollment available to all Transferred Employees and their eligible dependents without any waiting period in a Buyer plan or plans providing medical benefits (the "Buyer Medical Plan"), to the extent such individuals
                         ------------------
          were covered under Seller's applicable medical plan (the "Seller
                                                                    ------
          Medical Plan"). Such Buyer Medical Plan shall waive any restrictions
          ------------
          and limitations for pre-existing conditions for all Transferred Employees, to the extent such restrictions did not apply to the Transferred Employees under the Seller Medical Plan on the Closing Date, and shall give credit to each Transferred Employee for any deductibles and out-of-pocket expenses paid during the current plan year by such Transferred Employee under the Seller Medical Plan.

     (b) Buyer shall be responsible for medical expenses covered under the terms of the Buyer Medical Plan incurred by a Transferred Employee and/or his covered dependents who are enrolled in the Buyer Medical Plan after the later of (i) the Closing Date or (ii) the date such person becomes a Transferred Employee. Seller shall be responsible only for medical expenses covered under the terms of the Seller Medical Plan incurred by a Transferred Employee and/or his covered dependents on or prior to the Closing Date (or if later, for the period prior to the date such person becomes a Transferred Employee) to the extent coverage is provided under the terms of the Seller Medical Plan. If a Transferred Employee or a covered dependent of a Transferred Employee enrolled in the Seller Medical Plan is hospitalized on the Closing Date, the Seller Medical Plan shall continue to provide coverage for such person until he or she is discharged from the hospital, to the extent coverage is provided under the terms of the Seller Medical Plan.

     (c) Seller shall be responsible for compliance with all requirements under Sections 4980B and 9801of the Code and Section 601, et seq. of ERISA
                                                              -- ---
          with respect to any (a) Transferred Employee or (b) dependent of such Transferred Employee, in each case who, on or prior to the Closing Date, becomes a qualified beneficiary within the meaning of Section 4980B(g)(1) of the Code as the result of any "qualifying event" within the meaning of Section 4980B(f)(3) of the Code occurring on or prior to the Closing Date or who, on or prior to the Closing Date, ceases to be covered under Seller's group health plan. Buyer shall be responsible for compliance with all requirements under Sections 4980B and 9801 of the Code and Section 601, et seq. of ERISA with respect to
                                                -- ---
          any (a) Transferred Employee or (b) dependent of such Transferred Employee, in each case who, after the Closing Date, becomes a qualified beneficiary within the meaning of Section 4980B(g)(1) of the Code as the result of any "qualifying event" within the meaning of
          Section 4980B(f)(3) of the Code occurring after the Closing Date or who, after the Closing Date, ceases to be covered under Buyer's group health plan.


     6.4  Plans, Benefits and Policies.
          ----------------------------

    (a) Effective as of the Closing Date, Buyer shall treat prior service with Seller as service with Buyer for purposes of determining matching contribution benefits, if any, vesting and eligibility to participate in any "employee pension plan" (as defined by Section 3(2) of ERISA), but not for purposes of benefit accruals; and eligibility and benefit computation for vacation and severance pay plans; provided, however,
                                                            --------  -------
          that the foregoing shall not require Buyer to offer any such plans to Transferred Employees. In addition, Buyer shall honor any vacation that the Transferred Employees have accrued with Seller and/or the Subsidiaries; provided, however, that the Transferred Employees shall
                        --------  -------
          not be entitled to receive any payment in lieu of such accrued vacation.

    (b) As of the Closing Date, all Transferred Employees shall cease participation in the Plans of Seller. Seller shall retain all liabilities related to its Plans.

    (c) After Closing, Buyer and Seller will cooperate with each other and provide each other such information as is required concerning Transferred Employees in order to determine whether a Transferred Employee is entitled to compensation from either party or benefits under any plan, program or arrangement sponsored or maintained by either party.

    (d)   No provision in this Section 6.4 shall create any third-party
                               -----------
          beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Buyer, Seller or any of its Affiliates.

    6.5   Employment Taxes.
          ----------------

    (a)   Subject to Section 2.4 relating to Taxes due arising from all periods
                     -----------
          prior to the Closing Date, Seller and Buyer will (i) treat Buyer as a "successor employer" and the Seller as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by the Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions
                    ----
          Act ("FICA") and (ii) cooperate with each other to avoid, to the
                ----
          extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing occurs.

    (b)   Subject to Section 2.4 relating to Taxes due arising from all periods
                     -----------
          prior to the Closing Date, at the request of Buyer with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, healthcare or other similar Tax other than taxes imposed under FICA and FUTA, Seller and Buyer will (i) treat Buyer as a successor employer and Seller as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to Transferred Employees who are employed by the Buyer, to the extent permitted by applicable state and local laws and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Transferred Employee for the calendar year within which the Closing occurs.

     6.6  Workers Compensation. From and after the Closing Date, Seller shall
          --------------------
remain solely responsible for any and all Plan liabilities to or in respect of any employee of the Business relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

     7.1  Conditions to Obligations of All Parties. The obligations of the
          ----------------------------------------
Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a)  [Intentionally omitted.]


     (b) Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any applicable Law. No court or other Governmental Authority shall have determined any applicable Law to make illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such applicable Law to such effect shall be pending.

     (c)  [Intentionally omitted.]

     7.2  Conditions to Obligations of Buyer. The obligation of the Buyer to
          ----------------------------------
consummate the transactions contemplated hereby shall be subject to fulfillment (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

     (a)  Representations and Warranties True and Correct. The representations
          -----------------------------------------------
          and warranties of Seller contained in this Agreement, without giving effect to any revisions or supplements to the Schedules authorized by
          Section 5.4, shall be true and correct in all respects on and as of
          -----------
          the Closing Date with the same effect as though made on and as of the Closing Date. Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by its duly authorized officers, certifying the satisfaction of this condition.

        (b)    Certain Deliveries. Seller shall have delivered to Buyer each of
               ------------------
               the agreements, documents and other instruments contemplated by this Agreement.

        (c)    No Legal Actions. No action, suit, claim, or proceeding shall
               ----------------
               have been commenced or threatened by any governmental authority or private party to restrain, enjoin, or hinder, or to seek damages from Buyer or from the Assets, on account of the consummation of the transactions contemplated by this Agreement.

        (d)    Consents. All approvals, consents, waivers and authorizations
               --------
               that are identified on Schedule 7.2(d) shall have been obtained
                                      ---------------
               by Seller and shall be in full force and effect.

        (e)    Permits. To the extent not legally transferable, Buyer shall have
               -------
               been issued all Permits set forth on Schedule 7.2(e).
                                                    ---------------

        (f)    Estoppel Certificates. Seller shall have obtained and delivered
               ---------------------
               to Buyer estoppel certificates from each landlord and lessor of the Transferred Real Estate set forth on Schedule 7.2(f), in form
                                                        ---------------
               and substance reasonably satisfactory to Buyer. Buyer shall be responsible for all costs (including any rental increases) as a result of obtaining such estoppel certificates.


        (g)    Real Estate Leases. Each landlord for the leases set forth on
               ------------------
               Schedule 7.2(g) shall have consented to the assignment of such
               --------------
               lease to Buyer. Buyer shall be responsible for all costs (including any rental increases) as a result of such assignments.

        (h)    Material Adverse Change. No change having or reasonably expected
               -----------------------
               to have a material adverse effect shall have occurred in the Assets or in the condition (financial or otherwise), business or operations of the Subsidiaries, taken as a whole, since March 31, 2001.

        (i)    Legal Opinion. Buyer shall have received the opinion of Gardere
               -------------
               Wynne Sewell LLP, dated the Closing Date, in the form set forth on Exhibit B.
                  ---------

        (j)    Financing. Buyer shall have obtained financing in the amount
               ---------
               necessary to consummate the transactions contemplated by this Agreement, with such financing having terms and conditions at least as favorable to Buyer as set forth on Schedule 7.2(j).
                                                           ---------------

        (k)    [Intentionally omitted.]

(l)       Certificates of Tax Authorities. On or before the Closing Date, Seller
          -------------------------------
          shall provide to Buyer copies of certificates from the appropriate taxing authority stating that no Taxes are due to any state or other taxing authority for which Buyer could have liability to withhold or pay Taxes with respect to the transfer of the Assets or the Business.

(m)       [Intentionally omitted.]

(n)       Employees Letters. Buyer shall have received the letters from Seller
          -----------------
          to the Released Employees as contemplated by Section 10.7.
                                                       ------------

(o)       Other Deliveries.  Seller shall have delivered to Buyer:
          ----------------

         (i) certified copies of resolutions of the Board of Directors and stockholders of each of the Subsidiaries, and resolutions of the Board of Directors of IFCO NA approving the transactions contemplated hereby;

         (ii) an incumbency certificate for the officers of Seller executing this Agreement;

         (iii) evidence reasonably satisfactory to Buyer of the release of all liens and security interest on the Assets (other than Permitted Encumbrances);

         (iv) certificates of existence and good standing of each of the Subsidiaries issued by the appropriate Governmental Authority of the jurisdiction of their respective incorporation, organization or formation, as the case may be, and of each foreign jurisdiction in which each is qualified to do business; and

         (v) a certificate of Seller, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of Seller and stating that Seller is not a "foreign person" within the meaning of
                    Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder.

(p)      Payables. As of the Closing Date, the trade payables of the
         --------
         Subsidiaries described in clauses (i) and (ii) below shall not exceed an aggregate of $100,000 as a result of any action or direction of any person acting on behalf of any Seller or any Affiliate of Seller (other than persons who are stockholders of Buyer at the Closing):

         (i) in the case of trade payables arising in the ordinary course of business due to vendors offering a discount for early payment, not older than two business days beyond the discount period offered by the particular vendor;

                           and

                  (ii) for all other trade payables arising in the ordinary course of business, not more than two business days older than the terms for regular payment offered by the particular vendor.

          (q)       Title Commitments and Surveys. Buyer shall have received a
                    -----------------------------
                    title commitment and survey with respect to each tract of owned or leased Transferred Real Estate, as contemplated by
                    Section 5.10 of this Agreement, in form and substance
                    ------------
                    acceptable to Buyer in Buyer's sole and absolute discretion.

          (r)       Releases. Seller shall have released all claims Seller may
                    --------
                    have against each existing or former employee of Seller who, at Closing, will become employees or stockholders of Buyer (the "Released Employees") through the Closing Date, in form
                          ------------------
                    attached hereto as Exhibit C.
                                       ---------

          (s)       Multi-Employer Plan Liability. Buyer's potential liability
                    -----------------------------
                    for any unfunded liabilities (on a termination basis) and any withdrawal liability attributable to the plans described in Schedule 3.9(d) shall not exceed $25,000 as of the
                       ---------------
                    Closing Date.

          7.3       Conditions to Obligations of Seller. The obligation of the
                    -----------------------------------
Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Seller) on or prior to the Closing Date of the following conditions:

          (a)       Representations and Warranties True and Correct. The
                    -----------------------------------------------
                    representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and or of the Closing Date. Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its duly authorized officers, certifying the satisfaction of this condition.

          (b)       Certain Deliveries. Buyer shall have delivered to Seller
                    ------------------
                    each of the agreements, documents and other instruments contemplated by this Agreement, as well as the Purchase Price and Non-Compete Payment.

          (d)       No Legal Actions. No action, suit, claim, or proceeding
                    ----------------
                    shall have been commenced or threatened by any governmental authority or private party to restrain, enjoin, or hinder, or to seek damages from Seller, on account of the consummation of the transactions contemplated by this Agreement.

       (e)     Consents. All approvals, consents, waivers and authorizations
               --------
               that are identified on Schedule 7.3(d) shall have been obtained
                                      ---------------
               by Seller and shall be in full force and effect.

       (f)     Release. Each of the Released Employees, respectively, shall have
               -------
               (i) voluntarily terminated their employment with Seller (if such Released Employee is currently an employee of Seller), and (ii) entered into a release of all claims that they may have against Seller through the Closing Date, in the form attached hereto as Exhibit C.
               ---------

       (g)     Other Deliveries. Buyer shall have delivered to Seller:
               ----------------

               (i) certified copies of resolutions of the Board of Directors of Buyer, approving the transactions contemplated hereby;

               (ii) an incumbency certificate for the officers of Buyer executing this Agreement; and

              (iii) certificates of existence and good standing of each of the Buyer issued by the appropriate Governmental Authority of the jurisdiction of its incorporation.

       (h)     Management Stockholder's Certificates. On the Closing Date, IFCO
               -------------------------------------
               NA shall have received from each of Howe Wallace, Casey Fletcher, Jerry Reavis, Tony Fogleman, Donnie Isaacson, and Doug McLaulin, an executed Management Stockholder's Certificate, dated as of the Closing Date, in the form attached as Exhibit D.
                                                     ---------

                                    ARTICLE 8
                                   TERMINATION

        8.1 Termination. Subject to the provisions of Sections 8.2, this
            -----------                               ------------
Agreement may be terminated at any time prior to the Closing Date:

        (a) by the written agreement of Buyer and Seller;

        (b) by either Seller or Buyer by written notice to the other (a "Termination Notice") if the Closing has failed to occur on or
             ------------------
            before 5:00 p.m. Dallas, Texas time on September 30, 2001 (or such later date as Seller and Buyer shall mutually agree in writing), except that neither Buyer nor Seller shall terminate this Agreement by delivery of a Termination Notice while such Party is in material breach or default of its obligations hereunder.

        (c) by Buyer if Seller fails to fulfill the conditions set forth in
            Section 7.2 by the Closing Date;
            -----------

        (d) by Seller if Buyer fails to fulfill the conditions set forth in
            Section 7.3 by the Closing Date; or
            -----------

        (e) by either Buyer or Seller if Buyer and Seller shall not have mutually agreed to the contents of the Schedules described in
            Article 10 and Article 10.5 within 10 days of the date of this
            ----------     ------------
            Agreement.

        8.2 Other Termination. In the event of a termination of this Agreement
            -----------------
pursuant to the provisions of Section 8.1, this Agreement shall become void and
                              -----------
have no effect, without any liability to any Party in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisors, stockholders or Affiliates, except for any liability resulting from such Party's breach of this Agreement, provided, however, that the provisions of Section 5.2
                          --------  -------                         -----------
and Section 11.1 shall survive the termination of the Agreement.
    ------------

                                    ARTICLE 9
                                 INDEMNIFICATION

        Seller and Buyer each make the following covenants:

        9.1 Indemnification by Seller; Survival; Right to Indemnification Not
            -----------------------------------------------------------------
Affected by Knowledge.
---------------------

        (a) All representations, warranties, covenants, and obligations in this Agreement, the Schedules, and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will eliminate the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants, and obligations.

        (b) Indemnification and Payment of Losses by Seller. Seller will jointly
            -----------------------------------------------
            and severally indemnify and hold harmless Buyer, and its representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified Persons") from and against, and will
                                -------------------
            pay to the Indemnified Persons the amount of, any actual loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

            (i)     subject to Section 5.4, breach of any representation or
                               -----------
                    warranty made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement;

            (ii)    subject to Section 5.4, breach of any representation or
                               -----------
                    warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

            (iii) any breach by Seller of any covenant or obligation of Seller in this Agreement;

            (iv) any claims which may be made against Buyer by any Person, including without limitation any action, arbitration, audit, hearing, investigation, litigation, or suit against Buyer, which arise from the conduct of the Business prior to the Closing Date, other than the Assumed Liabilities;

            (v)     the Excluded Liabilities;

            (vi) Taxes associated with the Assets or the Business arising or accruing before the Closing Date;

            (vii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or agreement alleged to have been made by any such Person with Seller (or any Person acting on Seller's behalf) in connection with the transactions contemplated by this Agreement; and

            (viii) liens, claims, or damages arising from any violation of "bulk sales" laws applicable to the transactions contemplated by this Agreement.

        (c) [Intentionally omitted.]

        (d) Time Limitations. If the Closing occurs, Seller will have no
            ----------------
            liability (for indemnification or otherwise) with respect to any representation or warranty (except with respect to the representations and warranties set forth in Section 3.4(e) (with
                                                        --------------
            respect to the first sentence only) and Section 3.13), or covenant
                                                    ------------
            or obligation to be performed and complied with prior to the Closing Date, unless on or before the earlier of (i) the completion of the financial audit of Buyer for the fiscal year 2002, and (ii) two (2) years from the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail. With respect to any breach of the representations and warranties set forth in Section 3.13, Sellers' obligations hereunder shall survive
                     ------------
            until the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes. With respect to any breach of the representations and warranties set forth in the first sentence of
            Section 3.4(e), Seller's obligations hereunder shall survive
            --------------
            indefinitely.

        (f) Limitations on Amount. Seller will have no liability (for
            ---------------------
            indemnification or otherwise) with respect to the matters described in Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iv), or
               -----------------  ------------------  ------------------
            Section 9.1(b)(v) until the total of all Losses with respect to such
            -----------------
            matters exceeds an aggregate of $650,000 and then only for the amount by which such Losses exceed an aggregate of $650,000; provided, however, that such limitation shall not apply to any claim
            --------  -------
            described in Section 9.1(b)(iv) or Section 9.1(b)(v) unless such
                         ------------------    -----------------
            claim also constitutes a breach under Section 9.1(b)(i) or Section
                                                  -----------------    -------
            9.1(b)(ii). The aggregate indemnification obligations of Seller
            ----------
            under this Article 9 shall be limited to $24,125,000. However, these
                       ---------
            limitations will not apply to any breach involving fraud or intentional misrepresentation or to the first sentence of Section
                                                                      -------
            3.4(e), and Seller shall be liable for all Losses with respect to
            ------
            any breach involving fraud or international misrepresentation and to any breach of the first sentence of Section 3.4(e).
                                                --------------


        (g) Mitigation Obligation. Except with respect to a breach of Section
            ---------------------                                     -------
            11.1 hereof, each Person entitled to indemnification hereunder shall
            ----
            take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection therewith.

         9.2 Indemnification by Buyer. Subject to the provisions of this Article
             ------------------------                                    -------
9, Buyer covenants and agrees that it will indemnify, defend, protect and hold
-
harmless Seller and its officers, directors, employees, stockholders, agents, representatives and Affiliates, at all times from and after the date of this Agreement from and against all Losses incurred by Seller as a result of or arising from (a) any breach of the representations and warranties of Buyer set forth herein, provided that notice of such claim is given in accordance with
Section 12.4 hereof on or before the Expiration Date, (b) any breach of any
------------
covenant or agreement on the part of Buyer under this Agreement, or (c) Buyer's failure to timely perform or otherwise discharge the Assumed Liabilities.

         9.3 Third Person Claims. Promptly after any party hereto (hereinafter
             -------------------
the "Indemnified Party") has received notice of or has knowledge of any claim by
     -----------------
a person not a party to this Agreement ("Third Person"), or the commencement of
                                         ------------
any action or proceeding by a Third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
Section 9.1 or Section 9.2 hereof (hereinafter the "Indemnifying Party") written
-----------    -----------                          ------------------
notice of such claim or the commencement of such action or proceeding; provided,
                                                                       --------
however, that the Indemnified Party's failure to timely provide such notice
-------
shall not affect its right to indemnification hereunder unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's ability to defend such claim. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof or a statement that the amount of such claim cannot be reasonably estimated. The Indemnifying Party shall have the right to defend and settle, at its own expense and with counsel reasonably satisfactory to the Indemnified Party, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in the defense thereof and in settlement thereof. The Indemnified Party shall furnish the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense in good faith, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. The Indemnifying Party shall not settle any such Third Person claim without the consent of the Indemnified Party unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. Subject to the preceding sentence, if the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person.

         9.4 Insurance Proceeds. In computing the amount of any Losses to which
             ------------------
a Party shall be entitled to indemnification hereunder, such computation shall be net of any insurance proceeds which are paid to the indemnified party as a result of such Losses (after deduction of any applicable costs in collecting such insurance and additional premiums, if any, results from such loss).

         9.5  Exclusive Remedy. Indemnification pursuant to this Article 9 is
              ----------------                                   ---------
the sole and exclusive remedy of Buyer and Seller for matters arising out of this Agreement and the Schedules hereto and the certificates delivered in connection herewith.

         9.6  Special Covenant. During the period in which Buyer has the right
              ----------------
to assert a claim for indemnity under this Article 9, and for so long as any
                                           ---------
claim for such indemnity is pending, IFCO NA shall not (i) dissolve, or (ii) cease its corporate existence, unless IFCO NA and Buyer have made arrangements (satisfactory to Buyer) to assure that Buyer may viably assert its rights to indemnity hereunder.

         9.7  Management Stockholder's Certificates. In connection with the
              -------------------------------------
execution of this Agreement, IFCO NA has obtained Management Stockholder's Certificates from certain persons who are (or will become) stockholders of Buyer, pursuant to which those persons make certifications to IFCO NA. Seller agrees that such certificates shall not limit or be used as a defense or mitigation of Buyer's rights to indemnification under Article 9 of this
                                                      ---------
Agreement.

                                   ARTICLE 10
                           NON-COMPETITION CONVENANTS

         10.1 Seller Covenant. In exchange for the Non-Compete Payment and as a
              ---------------
material inducement for Buyer to purchase the Assets from Seller, Seller agrees that for a period of two years from the Closing Date Seller will not, and will cause its Affiliates not to, directly or indirectly:

         (a)  except as provided in subsection (b) below, (i) engage in any
                                    --------------
              business in competition with a Competitive Business of Buyer with any customer listed on Schedule 10.1-A, which are current
                                     ---------------
              customers of the Business that are included in the Assets; provided, however, that notwithstanding the foregoing or anything
              --------  -------
              to the contrary contained herein, in no event shall Seller or its Affiliates be restricted or limited in providing products or services to customers in its National and Regional Accounts programs or soliciting or engaging in any business with National or Regional Accounts, including, without limitation, acting in a brokerage capacity with respect to sales of new and recycled pallets to National and Regional Account customers; or (ii) sell or solicit sales of wooden agricultural harvesting bins or wooden intermediate bulk containers, in each case for use in the Florida citrus juice industry, with any customer listed on Schedule 10.1-A
                                                                 ---------------
              to the extent such customers are respectively specifically identified on such schedule as either current wooden agricultural harvesting bin customers of the Business or wooden intermediate bulk container customers of the Business;

         (b) solicit sales of, or sell, new pallets from facilities of Seller or its Affiliates in Staley, North Carolina, and Pine Mountain Valley, Georgia; provided, however, that (i) Seller and its
                               --------  -------
              Affiliates may continue to provide new pallets to the existing new pallet customers of such facilities, which customers are identified on Schedule 10.1-B, (ii) Seller and its Affiliates may
                            ---------------
              solicit and sell new pallets to crating customers of such facilities, and (iii) Seller and its Affiliates may directly or indirectly provide new pallets to customers in its National and Regional Accounts programs; or

         (c) directly or indirectly solicit or recruit any person who is then currently an employee of Buyer or any of its Affiliates for the purpose or with the intent of enticing such employee away from or out of the employ of the Buyer or any of its Affiliates.

         For a period of two years from the Closing Date, Buyer shall have a right of first refusal for a reasonable time with respect to any sale of new pallets that Seller and its Affiliates are permitted to make under this Section
                                                                        -------
10.1, if such sale is to a facility that is within 250 miles of any of the
----
Facilities.

         10.2 Buyer Covenant. As a material inducement for Seller to sell the
              --------------
Assets to Buyer and for other good and valuable consideration, Buyer agrees that for a period of two years from the Closing Date Buyer will not, and will cause its Affiliates not to, directly or indirectly:

         (a) engage in any business that is a Competitive Business of Seller within 250 miles of any Facility or any facility of Seller, except
              (i) as permitted under subsection (e) or (f) below and (ii) that
                                     --------------
              after the Closing, the Recycling Facilities may continue to recycle pallets, market recycled pallets, and provide pallet retrieval and recycling services; provided, however, that such
                                                --------  -------
              recycling products and services shall be provided directly by the Recycling Facilities and shall not be brokered to or supplied by any third parties, other than by the third parties identified on
              Schedule 10.2-A, to the extent such third parties are and continue
              ---------------
              to broker recycling services;

         (b) engage in any business in competition with a Competitive Business of Seller with any customer listed on Schedule 10.2-B, which are
                                                    ---------------
              current customers of Seller and its Affiliates and Seller's pipeline of National and Regional Account sales that are not included in the Assets;

         (c) broker for third parties any business that is a Competitive Business of Seller within the United States or Canada; provided,
                                                                     --------
              however, that Buyer shall be entitled to broker up to 25% of the
              -------
              revenues from regional (but not national) new pallet accounts (in other words, a customer by customer determination), if Seller is provided a first right of refusal for a reasonable time with respect to such brokered revenues;

         (d) construct or open any facility that operates a Competitive Business of Seller within the United States or Canada;

         (e) acquire the business, equity or substantially all the assets of any Person that has more than 25% of its revenues derived from a business that competes with a Competitive Business of Seller within the United States or Canada, unless Buyer and its Affiliates limits such competing business conducted by such business or Person, or with such assets, to servicing the direct requirements of the customers of such Person, as such customers and requirements exist at the time of such acquisition;

         (f) solicit or engage in any crating business within the United States or Canada; provided, however, that, subject to Subsection (e), (i)
                         --------  -------                   --------------
              Buyer and its Affiliates may continue to provide wooden crate products and services to the existing wooden crate customers of the Facilities identified on Schedule 10.2-F, to the extent such
                                           ---------------
              products and services do not materially differ from the crating products and services provided to such customers from 1998 through the Closing Date, and (ii) Buyer and its Affiliates shall be entitled to a right of first refusal for a reasonable time with respect to wooden crate products and services on all the crating business of Seller and its Affiliates in Wisconsin, Florida, Maine, Texas, and Indiana, provided Seller and its Affiliates determine to outsource such business to third parties;

         (g) solicit or engage in any pallet or pallet services business with Armstrong or any of its Affiliates, other than the Armstrong Ceiling Tile Division; or

         (h) solicit or recruit any person who is then currently an employee of Seller or any of its Affiliates for the purpose or with the intent of enticing such employee away from or out of the employ of the Seller or any of its Affiliates.

         Notwithstanding the foregoing, if within two years from the Closing Date Buyer obtains an agreement (whether written or oral) to collectively conduct business with all three Armstrong Ceiling Tile Division facilities located in Mobile, Alabama, Pensacola, Florida, and Macon, Georgia, then the covenant contained in Section 10.2(g) shall be effective for a period of five
                      ---------------
years from the Closing Date.

         10.3 Equitable Relief. Because of the difficulty of measuring economic
              ----------------
losses to Buyer or Seller as a result of a breach of the foregoing respective covenants, and because of the immediate and irreparable damage that could be caused to Buyer or Seller, as the case may be, for which it would have no other adequate remedy, each Seller and Buyer respectively agree that the foregoing respective covenants may be enforced by Buyer or Seller, as the case may be, by injunctions, restraining orders and other equitable actions.

         10.4 Reasonable Restraint. It is agreed by the parties hereto that the
              --------------------
foregoing covenants
in this Article 10 impose a reasonable restraint on Seller and Buyer,
        ----------
respectively, in light of the activities and business of Seller on the date of the execution of this Agreement and the current plans of Buyer and Seller.

         10.5   Severability; Reformation. The covenants in this Article 10 are
                -------------------------                        ----------
severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Article 10 are unreasonable,
                                                   ----------
then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

         10.6   Material and Independent Covenant. Seller and Buyer acknowledge
                ---------------------------------
that their respective agreements with the covenants set forth in this Article 10
                                                                      ----------
are material conditions to the other party's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Article 10 shall be construed as an agreement independent
                      ----------
of any other provision in this Agreement, and the existence of any claim or cause of action of Seller or Buyer against the other party or one of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants by Buyer or Seller, as the case may be. It is specifically agreed that the two-year period during which the agreements and covenants of Seller or Buyer, as the case may be, made in this Article 10 shall survive shall be computed by excluding from such
     ----------
computation any time during which such party is in violation of any provision of this Article 10. Except as may be otherwise expressly provided, the covenants
     ----------
contained in this Article 10 shall not be affected by any breach of any other
                  ----------
provision hereof by any party hereto.

         10.7   Reformation of Restrictive Agreements. The Released Employees
                -------------------------------------
are parties to agreements with Seller that prohibit such employees from competing with Seller and its Affiliates (the "Restrictive Agreements").
                                               ----------------------
Simultaneously with the Closing, all such Restrictive Agreements shall be deemed to be automatically reformed (without any further action by such employees or the other parties to the Restrictive Agreements), so that actions that are not prohibited under Section 10.2 of this Agreement shall not be prohibited under
                 ------------
the Restrictive Agreements. It is intended that such employees be third-party beneficiaries of this Section 10.7. At Closing, Seller shall provide Buyer with
                      ------------
letters (reasonably satisfactory to Buyer) addressed to each of employees, informing such employees of the effect of this Section 10.7.
                                               ------------

                                  ARTICLE 10.5
                     NATIONAL SALES AND MARKETING COVENANTS

         10.5.1 Brokered New Pallet Sales to New Customers. For a period of two
                ------------------------------------------
years from the Closing Date, Seller and its Affiliates shall receive a 5% commission on the gross sales price of new pallets (the "Seller Commission")
                                                         -----------------
that Seller or its Affiliates purchase from Buyer or its Affiliates for sale to National or Regional Account customers of Seller, unless Seller and Buyer specifically otherwise agree in writing as to a particular order. Buyer shall be entitled to a first right of refusal for a reasonable time with respect to sales of new pallets being brokered by Seller or its Affiliates at quoted prices for sourcing within 250 miles of any Facility of the Buyer. Without limiting the generality of the foregoing, if Buyer's pricing of products is not sufficient to provide Seller or its Affiliate a 5% commission due to the price Seller or its Affiliate is to charge its National or Regional Account customer, Seller or its Affiliate has the right to pursue competing new pallet suppliers for such National or Regional Account customer.

         10.5.2   Seller's Terms.
                  --------------

         (a) Unless Seller and Buyer specifically otherwise agree in writing as to a particular order, Seller's terms for purchases of new pallets from Buyer in accordance with the provisions of this Agreement shall be 1%/10, net 30 days after the date of the invoice.

         (b) If (i) Seller fails to pay or remit to Buyer amounts payable under subsection (a) above within 30 days of the invoice date,
                        --------------
                  net of any payables or liabilities of Buyer or its Affiliates to Seller or its Affiliates, (ii) Seller has not provided Buyer written notice of a good faith dispute regarding such payable, (iii) the aggregate of the undisputed amounts payable to Buyer under subsection (a) exceeds $150,000, (iv) Buyer
                                 --------------
                  provides written notice to Seller and its Chief Financial Officer of its failure to receive such payment or remittance within the applicable time period, which notice shall specifically identify the late payment or remittance (the "Nonpayment Notice"), and Seller fails to make, or cause to be
                   -----------------
                  made, the payment or remittance identified in the Nonpayment Notice within 10 days of Seller's and its Chief Financial Officer's receipt of the Nonpayment Notice, (v) Buyer provides a second Nonpayment Notice to Seller and its Chief Financial Officer, and Seller fails to make, or cause to be made, the identified payments or remittances within 10 days of their receipt of the second Nonpayment Notice, (vi) Buyer provides a third Nonpayment Notice to Seller and its Chief Financial Officer, and Seller fails to make, or cause to be made, the identified payments or remittances within 10 days of their receipt of the third Nonpayment Notice, then notwithstanding anything herein to the contrary, Buyer may sell directly to the customers of Seller to which the Nonpayment Notice relates.

         10.5.3   Core Purchases.
                  --------------

         (a) For a period of two years from the Closing Date, Seller and its Affiliates shall provide Buyer a first right of refusal to purchase pallet cores from National and Regional Account customers of Seller at market price, as determined and quoted by Seller and its Affiliates; provided, however, such first
                                                --------  -------
                  right of refusal shall only apply to the extent (i) Seller or its Affiliates determine to sell such pallet cores to a third party and (ii) the source of such pallet cores is within a 250 mile radius of a Core Retrieval Facility.

      (b) Buyer's payment terms for the pallet cores it purchases in accordance with this Section 10.5.3 shall be 1%/10, net 30 days
                                    --------------
               from date of invoice unless Buyer and Seller specifically agree otherwise as to a specific order or account.

      10.5.4   Supply Agreement.
               ----------------

      (a) If Buyer fails to supply new and/or recycled pallets and related services to any National or Regional Account customer that Buyer has agreed to provide products or services in accordance with the terms in effect with such customer, then Seller or its Affiliate shall provide Buyer written notice of such failure. Seller shall be entitled to terminate the supply agreement with Buyer, as contemplated by this Section 10.5.4(a), as to any National or
                                    -----------------
               Regional Account customer that complains of the products or services of Buyer or its Affiliates, unless Buyer has promptly responded to service complaints to the satisfaction of such National or Regional Account customer and promptly replaced, at Buyer's expense, any pallets rejected by such National or Regional Account customer; provided, however, that (i) Seller
                                          --------  -------
               must provide Buyer timely written notice of each such complaint, and (ii) Seller shall act in good faith if Buyer provides Seller written notice, within a reasonable time, that the complaints of such National or Regional Account customer are unjustified or without merit.

      (b) Buyer shall be entitled to terminate the supply agreement provided for in this Section 10.5.4 as to any National or
                                    --------------
               Regional Account customer by written notice to Seller, which written notice must be provided by Buyer by the later of (i) 60 days from the effective date of the termination and (ii) the advance notice of termination period described in Seller's agreement with such National or Regional Account customer.

      (c) If Seller is entitled to terminate and terminates, or Buyer terminates, supplying pallets or services to a facility of any National or Regional Account customer, then Seller shall be entitled to replace Buyer as the supplier of pallets or services at all facilities of such National or Regional Account customer and its Affiliates.

      (d) In connection with supplying new and/or recycled pallets and related services to customers of Seller, Buyer shall indemnify Seller and its Affiliates and hold them harmless from and against any Losses incurred by them as a result of Buyer's products, services, or presence on the premises of such customers.

      (e) Products or services provided to, or required to be provided to, any customer shall only be provided, or be required to be provided, as long as the customer for such products or services is a customer of Seller or its Affiliates.

      (f) If Buyer acts in bad faith that results in Seller losing a National or Regional Account , or if Buyer terminates its supply of pallets or services to any National or Regional Account customer without complying with the provisions of Section
                                                                 -------
               10.5.4(b), then Seller shall be entitled to terminate all its
               ---------
               then existing National and Regional Account supply agreements with Buyer and replace Buyer with a new supplier of its choice.

         10.5.5 Force Majeure. Neither Seller nor Buyer will be considered in
                -------------
default or breach of, or liable for any delay or failure to perform any provision of this Article 10.5, if such delay or failure arises directly or
                  ------------
indirectly out of an act of nature, acts of the public enemy, freight embargoes, strikes, quarantine restrictions, unusually severe weather conditions, insurrection, riot and other such causes beyond the control of the party responsible for the delay or failure to perform, provided the affected party notifies the other party within 15 days following the commencement of the occurrence.

                                   ARTICLE 11
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         11.1   Confidentiality of Information. With respect to Confidential
                ------------------------------
Information provided by either Party or their respective Affiliates in connection with and relative to the transactions contemplated by this Agreement, the Parties agree to cause (and shall be liable for) their respective officers, employees, representatives and agents (including, without limitation, their respective attorneys and accountants) to hold all such Confidential Information in strict confidence and only to disclose such Confidential Information to such duly authorized persons as are necessary to effect the transactions contemplated hereby, and, if requested, to return all originals and copies of any such Confidential Information to the other Party or its Affiliates (as applicable) in the event, for any reason, the transactions contemplated hereby are not consummated. Nothing in this Section 11.1 shall prohibit the use of such
                             ------------
Confidential Information for such governmental filings as are required by law or governmental regulations or the disclosure of such Confidential Information if such disclosure is compelled by judicial or administrative process or, in the opinion of counsel for the Party requesting such disclosure, other requirements of Law. Nothing in this Section 11.1 shall prohibit either Party from
                        ------------
communicating this Agreement and the transactions contemplated hereby with its attorneys, accountants, and prospective lenders and other equity participants on a confidential basis. Each Party agrees that it will not use, and will not knowingly permit others to use, any Confidential Information of the other Party in a manner detrimental to the Business, to either Party, to the Parties' respective Affiliates or to their competitive disadvantage. Each Party and its respective officers, employees and agents recognize that any breach of this
Section 11.1 would result in irreparable harm to the other Party and its
------------
Affiliates and that therefore the affected Party or its Affiliates shall be entitled to an injunction to prohibit any such breach by the disclosing Party and its officers, employees and agents in addition to all of their other legal and equitable remedies. For the purposes hereof, "Confidential Information"
                                                  ------------------------
shall mean all information of any kind concerning a Party or any of its Affiliates obtained, directly or indirectly, from such Party or its Affiliates in connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information,
(ii) received from a third party not under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement) or (iv) which was in the disclosing Party's possession prior to disclosure thereof to such Party in connection herewith.

         11.2 Equitable Relief. Because of the difficulty of measuring economic
              ----------------
losses as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused for which the Parties would have no other adequate remedy, the Parties agree that the foregoing covenants may be enforced against them by injunctions, restraining orders and other equitable actions.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 No Third Party Beneficiaries. Except as provided in Article 9 with
              ----------------------------                        ---------
respect to indemnification of Indemnified Parties hereunder, and except as described in Section 10.7, nothing in this Agreement shall confer any rights
             ------------
upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         12.2 Entire Agreement. This Agreement (including the Schedules,
              ----------------
exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among Buyer and Seller and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Buyer and Seller.

         12.3 Counterparts. This Agreement may be executed simultaneously in two
              ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.4 Notices. All notices and communications required or permitted
              -------
hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

         (a)  If to Seller, addressed to them at:

                  IFCO Systems North America, Inc.
                  6829 Flintlock Road
                  Houston, Texas 77040
                  Attn: President

              With a copy to:

                  Gardere Wynne Sewell LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Attn:  Edward Rhyne, Esq.

(b)      If to Buyer, addressed as follows:

                         PalletOne, Inc.
                         c/o The White Oak Company
                         8111 Preston Road, Suite 711
                         Dallas, Texas 75225
                         Attn:  Joseph B. Longino, Jr.

                With a copy (which shall not constitute notice) to:

                         Haynes and Boone, LLP
                         901 Main Street, Suite 3100
                         Dallas, Texas 75202
                         Attn:  David H. Oden, Esq.

               or such other address as any party hereto shall specify pursuant to this Section 12.4 from time to time.
                       ------------

         12.5 Governing Law. This Agreement shall be construed in accordance
              -------------
with the laws of the State of Texas (without regard to its principles governing conflicts of laws).

         12.6 Survival of Representations and Warranties. The representations
              ------------------------------------------
and warranties of Seller set forth in Article 3 shall survive the Closing for
                                      ---------
the periods set forth in Section 9.1(d), and the representations and warranties
                         --------------
of Buyer set forth in Article 4 shall survive the Closing indefinitely.
                      ---------

         12.7 Exercise of Rights and Remedies. Except as otherwise provided
              -------------------------------
herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         12.8 Reformation and Severability. In case any provision of this
              ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.9 Assignment. This Agreement shall not be assignable or otherwise
              ----------
transferable by any party hereto without the prior written consent of the other party hereto, provided that Buyer may assign this Agreement to any Affiliate of
              --------
Buyer or to any lender to Buyer or any Affiliate
thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, provided, further, that no assignment to any such lender shall in any way affect
--------  -------
the Buyer's obligations or liabilities under this Agreement.

                [The remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    SELLERS:

                                    IFCO SYSTEMS NORTH AMERICA, INC.


                                    By: /s/ James B. Griffin
                                        --------------------------------------
                                    Name:   James B. Griffin
                                          ------------------------------------
                                    Title:   President
                                          ------------------------------------



                                    SHIPSHEWANA PALLET CO., INC.


                                    By: /s/ James B. Griffin
                                        --------------------------------------
                                    Name:   James B. Griffin
                                          ------------------------------------
                                    Title:  President
                                          ------------------------------------


                                    IFCO SYSTEMS FLORIDA, INC.


                                    By: /s/ James B. Griffin
                                        --------------------------------------
                                    Name:   James B. Griffin
                                          ------------------------------------
                                    Title:  President
                                          ------------------------------------

                             PALEX-TEXAS, L.P.

                             By: PalEx-Texas, Inc.,
                                 its general partner

                             By: /s/ James B. Griffin
                                  ---------------------------------------
                             Name    James B. Griffin
                                  ---------------------------------------
                             Title:  President
                                   --------------------------------------


                             SHEFFIELD LUMBER AND PALLET
                             COMPANY, INC.


                             By: /s/ James B. Griffin
                                  ---------------------------------------
                             Name:   James B. Griffin
                                   --------------------------------------
                             Title:  President
                                   --------------------------------------


                             SOUTHERN PALLET, INC.


                             By: /s/ James B. Griffin
                                 ----------------------------------------
                             Name:   James B. Griffin
                                   --------------------------------------
                             Title:  President
                                   --------------------------------------


                             NEW LONDON PALLET INC.


                             By: /s/ James B. Griffin
                                 ----------------------------------------
                             Name:   James B. Griffin
                                   --------------------------------------
                             Title:  President
                                   --------------------------------------

                                 DUCKERT PALLET CO., INC.


                                 By: /s/ James B. Griffin
                                     ------------------------------------
                                 Name:   James B. Griffin
                                       ----------------------------------
                                 Title:  President
                                       ----------------------------------



                                 ISAACSON LUMBER CO.


                                 By: /s/ James B. Griffin
                                     ------------------------------------
                                 Name:   James B. Griffin
                                       ----------------------------------
                                 Title:  President
                                       ----------------------------------

                               BUYER:

                               PALLETONE, INC.


                               By: /s/ Joseph B. Longino, Jr.
                                  --------------------------------------
                                       Joseph B. Longino, Jr., President

                               WHITE OAK CAPITAL PARTNERS, L.P.
                               d/b/a THE WHITE OAK COMPANY



                               By: /s/ Joseph B. Longino, Jr.
                                  -------------------------------------------
                                       Joseph B. Longino, Jr.,
                                       Managing Director

                                    EXHIBIT A

                              FORM OF BILL OF SALE

                                  BILL OF SALE
                                       AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Bill of Sale and Assignment and Assumption Agreement ("Bill of
                                                                     -------
Sale") is entered into as of September _______, 2001, by and among PalletOne,
----
Inc., a Delaware corporation ("Buyer"), IFCO Systems North America, Inc., a
                               -----
Delaware corporation ("IFCO NA"), and the wholly owned subsidiaries of IFCO NA
                       -------
whose names appear on the signature pages of this Agreement (the "Subsidiaries"). The Subsidiaries, together with IFCO NA, are collectively
 ------------
referred to herein as "Seller". Capitalized terms used but not defined herein
                       ------
shall have the respective meanings assigned thereto in the Asset Purchase Agreement, dated as of September 6, 2001 ("Asset Purchase Agreement"), by and
                                           ------------------------
among Buyer, Seller and White Oak Capital Partners, L.P., d/b/a The White Oak Company.

         WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell, transfer, convey, assign and deliver to Buyer all of Seller's right, title and interest in and to the Assets on the terms and conditions set forth therein.

         WHEREAS, in accordance with the terms of the Asset Purchase Agreement, Buyer has agreed to assume certain liabilities of Seller on the terms and conditions set forth therein.

         WHEREAS, this Bill of Sale is delivered pursuant to Section 2.7 of the
                                                             -----------
Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the transactions pursuant to the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Sale of Assets. Seller hereby sells, transfers, conveys,
                  --------------
delivers and assigns to Buyer, its successors and assigns forever, all of the right, title and interest of Seller in, the Assets.

         2.       Assumption of Liabilities. Subject to the terms and conditions
                  -------------------------
set forth in the Asset Purchase Agreement and except for the Excluded Liabilities, Buyer agrees to timely pay, honor and discharge the Assumed Liabilities; provided, however, that such assumption of liabilities shall be
             --------  -------
only to the extent to be performed, paid or discharged after the Closing Date, Buyer not assuming (and not being responsible for) any obligation of Seller under such agreements due or accruing prior to the Closing Date. In no event shall the claims, liabilities and obligations assumed by Buyer pursuant to this Bill of Sale include any of the Excluded Liabilities. Seller shall be responsible for paying, performing and discharging all liabilities and obligations of Seller other than the Assumed Liabilities.

         3.       Governing Law; Choice of Forum. This Bill of Sale shall be
                  ------------------------------
governed by and construed in accordance with the Laws of the State of Texas (without regard to its conflicts of law doctrines). Any action or proceeding seeking to enforce any provision of or based on any right arising out of, this Bill of Sale may be brought against any of the parties in the State of Texas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and the parties hereto consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to serve laid therein.

         4.       Counterparts. This Bill of Sale may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

         5.       Headings. The section headings contained in this Bill of Sale
                  --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Bill of Sale.

         6.       Further Assurances. From time to time, as and when requested
                  ------------------
by Buyer, Seller shall execute and deliver, at Buyer's expense, those instruments, documents and certificates as Buyer may reasonably request to more effectively consummate the transactions contemplated by the Asset Purchase Agreement.

         7.       Severability. If any one or more provisions contained in this
                  ------------
Bill of Sale shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Bill of Sale, but this Bill of Sale shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         8.       Schedules; Exhibits. All Schedules and Exhibits attached to
                  -------------------
the Asset Purchase Agreement are hereby incorporated in and made a part as if set forth in full herein.

         9.       Survival. The parties hereto agree that this Bill of Sale is
                  --------
subject to the terms and conditions of the Asset Purchase Agreement and that, notwithstanding anything contained herein to the contrary, this Bill of Sale shall not be deemed to limit, enlarge or extinguish any obligation of Buyer or Seller under the Asset Purchase Agreement, all of which obligations shall survive the delivery of this Bill of Sale in accordance with the terms of the Asset Purchase Agreement. In case of any conflict between the Asset Purchase Agreement and this Bill of Sale, the Asset Purchase Agreement shall govern.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of September , 2001.

                                    SELLER:

                                    IFCO SYSTEMS NORTH AMERICA, INC.

                                    By:_____________________________________
                                    Name:  _________________________________
                                    Title  _________________________________


                                    SHIPSHEWANA PALLET CO., INC.


                                    By:_____________________________________
                                    Name:  _________________________________
                                    Title: _________________________________


                                    IFCO SYSTEMS FLORIDA, INC.


                                    By:_____________________________________
                                    Name:  _________________________________
                                    Title: _________________________________


                                    PALEX-TEXAS, L.P.

                                    By: PalEx-Texas, Inc.,
                                           its general partner


                                    By:_____________________________________
                                    Name:  _________________________________
                                    Title: _________________________________

                                  SHEFFIELD LUMBER AND PALLET

                                  COMPANY, INC.


                                  By:_____________________________________
                                  Name:  _________________________________
                                  Title: _________________________________


                                  SOUTHERN PALLET, INC.

                                  By:_____________________________________
                                  Name:  _________________________________
                                  Title: _________________________________


                                  NEW LONDON PALLET INC.


                                  By:_____________________________________
                                  Name:  _________________________________
                                  Title: _________________________________


                                  DUCKERT PALLET CO., INC.

                                  By:_____________________________________
                                  Name:  _________________________________
                                  Title: _________________________________


                                  ISAACSON LUMBER CO.


                                  By:_____________________________________
                                  Name:  _________________________________
                                  Title: _________________________________

                                 BUYER:

                                 PALLETONE, INC.


                                 By:
                                      ______________________________________

                                      __________________________, President

                                    EXHIBIT B

                   FORM OF OPINION OF GARDERE WYNNE SEWELL LLP

                   FORM OF OPINION OF GARDERE WYNNE SEWELL LLP


         1. Each Seller is an existing corporation or limited partnership in good standing under the laws of the state of its incorporation or formation.

         2. Each Seller has the corporate or partnership power and authority, as applicable, to own or lease its properties and to conduct its business as currently conducted.

         3. Each of IFCO NA and each Subsidiary has all corporate or partnership power and authority, as applicable, to execute, deliver and perform its respective obligations under the Transaction Documents.

         4. The Transaction Documents have been duly authorized by all necessary corporate or partnership action on the part of each Seller, and have been duly executed and delivered by each Seller.

         5. IFCO NA is the record owner (directly or indirectly) of 100% of the equity securities of the Subsidiaries.

         6. All corporate or partnership proceedings required to be taken by Sellers in connection with the transactions contemplated by the Transaction Documents have been duly taken.

         7. The Transaction Documents constitute the legal, valid and binding obligations of Sellers, and are enforceable against Sellers in accordance with their respective terms.

         8. Neither the execution or delivery by Sellers of the Transaction Documents, nor the performance of any of the obligations thereunder or the consummation of any or all of the transactions contemplated thereby, (a) violates the charter or partnership certificate, as applicable, or the bylaws or partnership agreement, as applicable, of any Seller, as amended to the date hereof, (b) to our knowledge, breaches or constitutes a default under any order, judgment or decree against any Seller or the Assets by any court or administrative agency or authority having jurisdiction over any Seller or the Assets, or (c) violates any law or regulation applicable to any Seller. [Counsel may carve out applicable bulk sales laws in qualifications.]

         9. No consent, authorization or approval of, or exemption by, or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery by Sellers of the Transaction Documents or Seller's closing of the transactions contemplated thereby. [Counsel may carve out HSR in qualifications.]

         10. To our knowledge, there is no action, suit or proceeding pending or overtly threatened against any of the Sellers or the Assets before any court, arbitrator or governmental agency or authority or arbitration tribunal that could reasonably be expected to have a material adverse effect on any of the Sellers or that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Transaction Documents.

[Counsel's opinion will be limited to Texas state and federal law and Delaware corporate law.]

                                    EXHIBIT C

                                 FORM OF RELEASE

                                 GENERAL RELEASE
                                 ---------------

         This General Release is delivered in connection with that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of September 6,
                         ------------------------
2001 among IFCO Systems North America, Inc., certain of its wholly owned subsidiaries, PalletOne, Inc., and White Oak Capital Partners, L.P. d/b/a The White Oak Company. Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Asset Purchase Agreement. This General Release is one of the releases referred to in Section 7.2(r) and Section 7.3(e) of the
                                      -------------      -------------
Asset Purchase Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned __________ , for itself and on behalf of its successors and assigns, or heirs, administrators, executors and assigns, as applicable ("Releasor"), hereby
                                                       --------
generally releases and discharges_________________________ (the "Releasee") and
                                                                 ---------
its successors and assigns, or heirs, administrators, executors and assigns, as applicable (each a "Released Party"), of and from any and all claims, demands,
                    --------------
commitments, indebtedness, suits (including but not limited to claims pursuant to securities laws and claims based on securities fraud), obligations and liabilities, contingent or otherwise, of every kind and nature, including claims and causes of action both in law and in equity, which Releasor ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing prior to the date hereof, against any Released Party, whether asserted, unasserted, absolute, contingent, known or unknown; provided,
                                                                      --------
however, that this General Release shall not affect any rights of Releasor
-------
against Released Party which are expressly set forth in the Asset Purchase Agreement.

         The undersigned hereby represents to the Released Parties that (i) Releasor has not assigned any claim or possible claim against any Released Party, (ii) Releasor fully intends to release all claims against the Released Parties including without limitation unknown and contingent claims (other than those specifically reserved above) which accrued prior to the date hereof, and
(iii) Releasor has consulted with counsel with respect to the execution and delivery of this General Release and has been fully apprised of the consequences hereof.

         Nothing in this General Release shall be construed to limit or otherwise affect any rights the undersigned has or may have against the Released Parties that arise subsequent to the Closing.

         This general release shall be governed by and construed in accordance with the internal laws of the State of Texas.

                                    * * * * *

EXECUTED as of September ____, 2001.

                                          Releasor:


                                           __________________________________

                                    EXHIBIT D

                  FORM OF MANAGEMENT STOCKHOLDER'S CERTIFICATE

                      MANAGEMENT STOCKHOLDER'S CERTIFICATE

         This Management Stockholder's Certificate, dated as of ________, 2001 (this "Certificate"), is being executed and delivered to IFCO Systems North America, Inc. ("IFCO NA"), and certain of the wholly owned subsidiaries of IFCO NA, in connection with the execution and closing of the transactions contemplated by that certain Asset Purchase Agreement dated as of September 6, 2001, by and among IFCO NA, the Subsidiaries, PalletOne, Inc., and White Oak Capital Partners, L.P. (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

         WHEREAS, the undersigned is currently a management level employee of IFCO NA and/or a Subsidiary; and

         WHEREAS, the undersigned is, or as of the Closing is currently committed to be, a stockholder of Buyer; and

         WHEREAS, Seller is requiring the undersigned, and other current members of management of IFCO NA and/or a Subsidiary who are stockholders in Buyer, to make the certifications set forth in this Certificate as a precondition to entering the Agreement and consummating the transactions contemplated thereby.

         NOW, THEREFORE, BE IT RESOLVED, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound, hereby certifies to Seller the following as of the date first written above:

1.     The undersigned has reviewed the Agreement.

2. To the actual knowledge of the undersigned, the Seller's representations and warranties in Article III are true in all material respects; [the Certificates of those persons other than Howe Wallace and Casey Fletcher shall contain the following: provided, however, this certification shall
                                    --------  -------
       be limited to the extent of the Business, Assets or Facilities over which the undersigned has, or has had, managerial authority or responsibility.]

3. The undersigned hereby acknowledges Seller will rely on this Certificate to execute the Agreement and consummate the transactions contemplated thereby.

         This Certificate shall not limit Buyer's rights to indemnification under Article IX of the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the date first written above.


                                   ______________________________